                                                                           Final

                                                                Exhibit 4.(a).24

                            SHARE PURCHASE AGREEMENT

                                      Among

                         Group Team Investments Limited

                     The Related Entity (as defined herein)

                 Easybay Management Inc., Lu Dong and Chen Hang

                                    Jane Jin

                   chinadotcom mobile interactive Corporation
       (only with respect to Section 4 and Section 6.04 of this Agreement)

                                       and

                        CDC International Mobile Limited

                          Dated as of February 25, 2004

                                                                           Final

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Section 1.  Definitions and Principles of Construction....................     1
        1.01    Defined Terms.............................................     1
        1.02    Principles of Construction................................     8
Section 2.  Sale and Purchase of the Shares and Consideration.............     9
        2.01    Sale and Purchase of the Shares...........................     9
        2.02    Consideration.............................................     9
        2.03    Closing...................................................    11
        2.04    Post-Closing Operation of the Company.....................    13
        2.05    Right to Set-off..........................................    14
Section 3.  Representations and Warranties of the Sellers, the Company and
             the Related Entity...........................................    14
        3.01    Authority.................................................    14
        3.02    Organization of the Company...............................    15
        3.03    Total Equity..............................................    16
        3.04    [Intentionally left blank]................................    16
        3.04A   Related Entity............................................    16
        3.05    No Conflicts..............................................    17
        3.06    Governmental Approvals and Filings........................    18
        3.07    Legal Proceedings.........................................    18
        3.08    Compliance with Laws and Orders...........................    18
        3.09    Brokers or Finders........................................    19
        3.10    No Bankruptcy or Insolvency...............................    19
        3.11    Financial Representations.................................    19
        3.12    No Undisclosed Indebtedness...............................    20
        3.13    Taxes.....................................................    20
        3.14    Employment and Benefits...................................    21
        3.15    Real Property and Business Premises.......................    22
        3.16    Tangible Personal Property and Plant & Equipment..........    22
        3.17    Intellectual Property.....................................    23
        3.18    Contracts.................................................    24
        3.19    Licenses..................................................    25
        3.20    Insurance.................................................    25
        3.21    Disclosure and Information................................    25
        3.22    Absence of Changes........................................    26
        3.23.   Powers of Attorney........................................    27
        3.24.   Product, Services and Assets..............................    27
        3.25    Substantial Customers and Suppliers.......................    27
        3.26    Related Party Transactions................................    28
        3.27    Regulation S..............................................    28
        3.28    Nature of Purchaser.......................................    29
Section 4.  Representations and Warranties of the Purchaser...............    29
        4.01    Organization of the Purchaser.............................    29
        4.02    No Conflicts..............................................    29
        4.03    Litigation................................................    29
        4.04    Unregistered shares.......................................    30
Section 5.  Covenants of the Sellers, the Company and the Related Entity..    30
        5.01    Financial Statements......................................    30
        5.02    Books and Records; Investigation..........................    31

                                                                           Final

        5.03    Fulfillment of Conditions.................................    31
        5.04    Notice and Cure...........................................    31
        5.05    Conduct of Business in Ordinary Course....................    31
        5.06    Indebtedness..............................................    32
        5.07    Regulatory and Other Approvals............................    32
        5.08    Tax Returns...............................................    32
        5.09    Insurance.................................................    32
        5.10    No Solicitation...........................................    32
        5.11    Employee Matters..........................................    33
        5.12    Related Entity............................................    34
        5.13    Waiver of Right of First Refusal..........................    34
        5.14    Taxes.....................................................    34
        5.15    Dividends.................................................    34
        5.16    Beneficial Ownership of Sellers...........................    34
        5.17    Integration Plan..........................................    35
        5.18    Repayment of Loan.........................................    35
        5.19    Maintenance of Relationship...............................    35
        5.20    Amendment of Asset Contract...............................    35
        5.21    Domain Names..............................................    35
Section 6.  Covenants of the Purchaser....................................    35
        6.01    Notice and Cure...........................................    35
        6.02    Fulfillment of Conditions.................................    36
        6.03    Regulatory and Other Approvals............................    36
        6.04    Guarantee.................................................    36
Section 7.  Conditions to Obligations of the Purchaser....................    36
        7.01    Representations and Warranties............................    36
        7.02    Performance...............................................    37
        7.03    Certificates..............................................    37
        7.04    Consents and Approvals....................................    37
        7.05    Opinions of Counsel.......................................    37
        7.06    Key Employees.............................................    37
        7.07    Board.....................................................    37
        7.08    Legal Action..............................................    37
        7.09    No Material Adverse Change................................    38
        7.10    Share Transfers/Certificates..............................    38
        7.11    Termination of Rights and Certain Securities..............    38
        7.12    Closing Documents.........................................    38
        7.13    Board Approval of the Company.............................    38
        7.14    Shareholders Approval.....................................    38
        7.15    Completion of Due Diligence...............................    38
        7.16    Third Party Consent.......................................    39
        7.17    Audited Accounts..........................................    39
        7.18    Pre-closing Audit.........................................    39
        7.19    Integration Plan..........................................    39
        7.20    Board Approval of CMIC....................................    39
Section 8.  Conditions to Obligations of the Sellers and the Company......    39
        8.01    Representations and Warranties............................    40
        8.02    Performance...............................................    40
        8.03    Consents and Approvals....................................    40
        8.04    Approval of the Purchaser's Board of Directors or
                 Delegated Subcommittee...................................    40

                                                                           Final

        8.05    CMIC or CDC as Guarantee..................................    40
Section 9   Representations, Warranties, Covenants and Agreements.........    40
Section 10. Indemnification; Limitations on Liabilities...................    41
        10.01   Indemnification...........................................    41
Section 11. Termination...................................................    41
        11.01    Termination..............................................    41
        11.02   Effect of Termination.....................................    42
Section 12. Miscellaneous.................................................    42
        12.01   Notices...................................................    42
        12.02   Expenses..................................................    43
        12.03   Public Announcements......................................    44
        12.04   Waiver....................................................    44
        12.05   Amendment.................................................    44
        12.06   No Third Party Beneficiary................................    44
        12.07   Assignment; Binding Effect................................    44
        12.08   Invalid Provisions........................................    45
        12.09   Governing Law.............................................    45
        12.10   Arbitration...............................................    45
        12.11   Counterparts..............................................    46
        12.12   Confidentiality...........................................    46
        12.13   Exercise of Rights........................................    46
        12.14   Rule of Construction......................................    46
        12.15   Further Assurances........................................    46

Schedule A..Share Ownership Interests of Sellers
Exhibit 7.03(a) Certificate of the Company
Exhibit 7.03(b) Certificate of Beijing He He Technology Company Limited
Exhibit 7.04    Governmental Approvals

                                                                           Final

      This SHARE PURCHASE AGREEMENT, dated as of February 25, 2004, is made by and among CDC International Mobile Limited, a company organized and existing under the laws of the British Virgin Islands and a 100% wholly owned subsidiary of CMIC (the "Purchaser"); Group Team Investments Limited, a company organized and existing under the laws of British Virgin Islands (the "Company"); the Related Entity (as defined below); Easybay Management Inc. ("Easybay"), Lu Dong and Chen Hang (each the "Seller" collectively, the "Sellers"); Jane Jin (the "Ultimate Seller"); chinadotcom Mobile Interactive Corporation (only with respect to Section 4 and Section 6.04 of this Agreement), all of whom may be collectively referred to herein as the "Parties" or individually as a "Party".

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

      Section 1. Definitions and Principles of Construction

      1.01 Defined Terms.

      As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

      "$" or "US$" shall mean the U.S. dollar, the legal currency of the U.S.

      "2004 Actual Net Income" shall mean the Net Income for the fiscal year 2004, as reflected on the pro forma consolidated net income statement included in the 2004 Financial Statements.

      "2005 Actual Net Income" shall mean the Net Income for the fiscal year 2005, as reflected on the pro forma consolidated net income statement included in the 2005 Financial Statements.

      "2003 Financial Statements" shall mean the pro forma consolidated financial statements of the Company and the Related Entity for each month ended and as of the end of each calendar month of September, October, November and December 2003 including the audited balance sheets of the Company and the Related Entity and the related audited statements of operations, shareholders' equity and cash flow statements for such period prepared in accordance with GAAP, together with a true and correct copy of the report on such audited information along with all existing management letters from the auditors, with respect to the results of such audits, where such audit shall have been performed by a recognized international independent public accounting firm mutually acceptable to the Company and the Purchaser. The costs of preparing the 2003 Financial Statements shall be solely borne by the Company.

      "2004 Financial Statements" shall mean the pro forma consolidated financial statements of the Company, BVI Co, the PRC WFOE and the Related Entity for the year ending and as of December 31, 2004, including the audited balance sheets of each of the Company, BVI Co, the PRC WFOE and the Related Entity and the related audited statements of operations, shareholders' equity and cash flow statements for such period prepared in accordance with GAAP, together with a true and correct copy of the report on such audited information along with all existing management letters from the auditors, with respect to the results of such audits, where such audit shall have been performed by a recognized international independent public accounting firm mutually acceptable to the Company and the Purchaser.

      "2005 Financial Statements" shall mean the pro forma consolidated financial statements of the Company, BVI Co, the PRC WFOE and the Related Entity for the year ending and as of December 31, 2005, including the audited balance sheets of each of the Company, BVI Co, the PRC WFOE and the Related Entity and the related audited statements of operations, shareholders' equity and cash flow

                                                                           Final

statements for such period prepared in accordance with GAAP, together with a true and correct copy of the report on such audited information along with all existing management letters from the auditors, with respect to the results of such audits, where such audit shall have been performed by a recognized international independent public accounting firm mutually acceptable to the Company and the Purchaser.

      "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agreement" shall mean this Share Purchase Agreement, the exhibits and schedules hereto, the certificates and Disclosure Schedule delivered in accordance herewith, as the same may be amended, supplemented or modified from time to time.

      "Arbitrating Accountant" shall have the meaning set forth in Section 2.04(h).

      "Assets" shall mean all assets and properties of the Company and the Related Entity of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods, Intellectual Property, the IP Assets, the Material Contracts, the Property Leases and the Equipment Leases.

      "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

      "Benefit Plan" means any plan, scheme or arrangement established by the Company or any Related Entity, or any predecessor or Affiliate of any of the foregoing, existing at the Effective Date or prior thereto, to which the Company or any Related Entity, as the case may be, contributes or has contributed, or under which any employee, former employee or director of the Company or any Related Entity or any beneficiary thereof is covered, is eligible for coverage or has benefit rights whether provided by the Company, the PRC WFOE or any Related Entity or pursuant to any governmental program, or otherwise.

      "BJHH" shall mean Beijing He He Technology Company Limited [CHINESE CHARACTER]

      "Board" shall mean the board of directors of the Company.

      "Business Combination" means with respect to any Person any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person, or any sale, dividend or other disposition of all or substantially all of the Assets of such Person.

      "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in Hong Kong and PRC are authorized or obligated to close.

      "Business or Condition of the Company" means the business, condition (financial or

                                                                           Final

otherwise), results of operations, Assets and prospects of the Company, the PRC WFOE and the Related Entity taken as a whole.

      "Business Premises" shall have the meaning given in Section 3.15(c).

      "BVI Co" shall mean Double Keen Limited, which is currently 100% owned by the Purchaser at Closing and is expected to be 100% owned by the Company after Closing.

      "CDC" shall mean chinadotcom corporation.

      "CDC Shares" shall mean Class A common shares of CDC, which have a par value of US$0.00025.

      "Closing" shall have the meaning given to such term in Section 2.03.

      "Closing Date" shall mean the later of:

      (a) February 28, 2004, subject to the date the conditions precedent set out in Section 7 being satisfied as determined by the Purchaser or waived by the Purchaser, in its sole and absolute discretion and the conditions precedent set out in Section 8 being satisfied as determined by the Sellers or waived by the Sellers, in their sole and absolute discretion; and

      (b) such other date as the Purchaser and the Sellers shall mutually agree in writing.

      "CMIC" shall mean chinadotcom Mobile Interactive Corporation, the shares of which are intended to be listed on the Nasdaq National Market.

      "Company" shall have the meaning given in the preamble.

      "Consideration" shall have the meaning given to such term in Section 2.02.

      "Constitution" shall mean the memorandum of association, articles of association, certificate or articles of incorporation and by-laws, or similar charter documents, as may be amended from time to time.

      "contract" shall mean any agreement, instrument, written contract or other arrangement, together with any related amendments, waivers, supplements, schedules, exhibits, work orders, notices as to termination or change thereunder.

      "Determination Period" shall mean the period from the Closing Date until the earlier of (a) December 31, 2005, or (b) upon all the Consideration has been paid by the Purchaser to the Sellers.

      "Disclosure Schedule" shall mean a schedule delivered to the Purchaser by the Sellers and the Company herewith and dated as of the Effective Date containing all lists, descriptions, exceptions, qualifications and other information and materials as are required to be included therein by the Sellers pursuant to this Agreement. For the avoidance of doubt, all references to any Schedule herein are to be produced by the Sellers and the Company and deemed to be produced by them.

      "Earnout Period" shall mean the period from the date of Closing to June 30, 2006.

      "Earnout Payments" shall mean the Second Installment and the Third Installment as specified in Section 2.02(a).

      "Easybay" shall have the meaning given in the Recital.

                                                                           Final

      "Effective Date" shall mean the date of this Agreement.

      "Employment Agreements" shall mean each of the new or amended employment agreements to be entered into between the Key Employees and the Company and/or its designated subsidiary upon or prior to Closing.

      "Equipment Leases" shall mean leases of, and agreements to hire, equipment (including motor vehicles) to the Company including, without limitation, those listed in Section 3.16(c) of the Disclosure Schedule.

      "Equity Transfer Agreement" shall have the meaning given in Section 5.12.

      "Financial Statements" shall mean, collectively, 2003 Financial Statements, 2004 Financial Statements and 2005 Financial Statements.

      "First Installment" shall have the meaning given in Section 2.02(a)(i).

      "GAAP" shall mean generally accepted accounting principles of the United States.

      "Governmental Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

      "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the British Virgin Islands, PRC, Hong Kong or any applicable foreign country or any domestic or foreign state, county, city or other political subdivision.

      "Highest Actual Net Income" shall mean the highest monthly Actual Net Income among the last four months starting from September 30, 2003 and ending December 31, 2003 as reflected on the pro forma consolidated net income statement included in the 2003 Financial Statements after making appropriate adjustment in accordance with the GAAP.

      "Hong Kong" shall mean Hong Kong Special Administrative Region of the People's Republic of China.

      "Inception Date" shall mean January 8, 2004, the date of incorporation of the Company.

      "Indebtedness" means, with respect to any Person: (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any share capital of such Person or any warrants, rights or options to acquire such share capital, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner

                                                                           Final

invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property including, without limitation, accounts and contract rights owned by such Person (including Assets as relates to the Company and the Related Entity), even though such Person has not assumed or become liable for the payment of such Indebtedness.

      "Indemnified Party" shall have the meaning set forth in Section 10.01.

      "Indemnifying Party" shall have the meaning set forth in Section 10.01.

      "Installments" shall mean the First Installment and the Earnout Payments and "any Installment" shall mean any of the First Installment or either Earnout Payment.

      "Integration Plan" shall mean the Integration Plan as described in Section 7.19.

      "Intellectual Property" shall mean: (a) copyrightable works, copyrights and design rights including all applications, registrations, and renewals in connection therewith; (b) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) inventions, discoveries and patents (whether patentable or unpatentable and whether or not reduced to practice); (d) trade secrets and confidential information (including ideas, research and development, know-how, formulas, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) computer software (including data and related documentation) or source or object code, including improvements, revisions, amendments, modifications or alternations;
(f) other proprietary, intellectual and industrial rights in whatever form or medium, including moral rights; and (g) the IP Assets.

      "IP Assets" shall mean (a) the computer software and music content created, developed, designed, licensed and owned by the Company and/or the Related Entity and all improvements, revisions, amendments, modifications or alterations thereto, including but not limited to those as set forth in Sections 3.17(c) and (d) of the Disclosure Schedule; (b) the platform, carrier and/or protocol specific applications; (c) the localization versions of software embedded with content owned by third parties; and (d) all improvements, revisions, amendments, modifications or alterations thereto.

      "IVR" shall mean interactive voice response.

      "Key Employees" shall mean the employees listed in Section 3.14(k) of the Disclosure Schedule.

      "Law" shall mean all laws, statutes, rules, regulations, ordinances, Orders and other pronouncements having the effect of law of the British Virgin Islands, PRC, Hong Kong and any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority, other than any non-public or "internal" policy, rule, order, guidance or administrative practice of, or applied by, any Governmental or Regulatory Authorities except to the extent that any such non-public or internal policy, rule, order, guidance or administrative practice is known, or should have been known to any relevant Person.

      "Liability" as used either singularly or in the plural shall mean any liability, debt or obligation of the Company, the PRC WFOE or any Related Entity, including any drawdowns under any loans made to the Company, the PRC WFOE or any Related Entity after the Closing Date.

      "Listed Shares" shall mean shares of CMIC if its shares are successfully listed on Nasdaq

                                                                           Final

National Market on or before June 30, 2004.

      "Lien" shall mean any lien, pledge, hypothecation, mortgage, charge, security interest, claim, lease, charge, option, right of first refusal, right to acquire, pre-emptive rights, conversion rights, easement, encroachment, transfer restriction, or other encumbrance or commitment of any kind.

      "Loss" shall mean any and all damages, fines, fees, penalties, obligations, judgments, deficiencies, losses and expenses (including without limitation interest, actual court costs, reasonable fees of attorneys, reasonable retainers, reasonable fees of accountants and other experts or other reasonable expenses of litigation, reasonable witnesses costs/expenses or other proceedings or of any claim, default or assessment).

      "Management Accounts" shall mean those financial records made available to the Purchaser in the financial due diligence review performed by the latter prior to Closing. These financial records shall include the unaudited pro forma consolidated balance sheet of the Company and the Related Entity as of December 31, 2003, and the related unaudited pro forma consoldiated statements of income, retained earnings, stockholders' equity and changes in financial position of the Company and the Related Entity, together with all related notes and schedules thereto for four months starting from September 30, 2003 and ended as of December 31, 2003. The Management Accounts shall also include all existing management letters from the auditors, with respect to the results of audits or procedures with respect to the above, where such audit or procedures shall have been performed by a recognized international independent public accounting firm.

      "Material Adverse Effect" shall mean any event, change in or effect on the Company, the PRC WFOE or the Related Entity that, individually or in the aggregate, has had or is reasonably expected to have a material adverse effect on the Business or Condition of the Company; provided, however, that any material adverse effect arising out of or resulting from the following events shall not be included in determining whether a Material Adverse Effect has occurred and that the Sellers shall not be responsible for the Loss incurred by the Purchaser as a result of the following:

      (a) an event or series of events or circumstances affecting the economy of the PRC generally in a material negative manner, (b) a change or changes in the fee rates of mobile communications operators in China for mobile, voice and data value-added services as a result of a change in the regulations, rules or policies of the Ministry of Information Industry of the PRC, any affiliate of China Mobile Communications Corporation or any affiliate of China Unicom Co. Limited or (c) the entering into of this Agreement or the transactions contemplated hereby or the announcement thereof.

      "Material Contracts" shall have the meaning given in Section 3.18(d).

      "Material Customer" shall have the meaning given in Section 3.25.

      "Minority Interest" shall mean an ownership interest less than fifty percent (50%) of the voting interest in a business enterprise.

      "Net Asset Value" shall mean at any date the pro forma consolidated balance sheet assets less the pro forma consolidated balance sheet liabilities of the Company and the Related Entity as of such date.

      "Net Income" shall mean pro forma consolidated net income after all costs and expenses, charges, provisions, depreciation and amortization, interest, extraordinary items, taxes and Minority Interests of the Company, BVI Co, the PRC WFOE and the Related Entity calculated in accordance with the GAAP.

      "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                                                                           Final

      "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

      "Plant and Equipment" shall have the meaning given in Section 3.16(b).

      "PRC" shall mean the People's Republic of China.

      "PRC WFOE" shall mean the wholly foreign-owned enterprise which will be established by the Purchaser with the help of the Sellers.

      "pro forma consolidated" shall have the same meaning as "consolidated" or "combined", whichever is more appropriate, as if the Related Entity were a wholly owned Subsidiary of the Company.

      "Proceeding" shall have the meaning given in Section 3.07.

      "Property Leases" shall mean all property leases executed by the Company or any Related Entity that are effective as of the Effective Date.

      "Purchaser" shall have the meaning given in the preamble.

      "Records" shall mean originals or copies, of all books, files, reports or records of or relating to or used in connection with the Company and the Related Entity and including, without limitation: (a) minute books, statutory books and registers, books of account and copies of taxation returns; (b) major sales literature, market research reports, brochures and other major promotional material; (c) all sales and purchasing records; and (d) lists of all regular suppliers and customers.

      "Related Entity" shall mean BJHH.

      "Representatives" shall have the meaning given in Section 5.02.

      "Second Installment" shall have the meaning given in Section 2.02(a)(ii).

      "Sellers" shall have the meaning given in the Recitals hereto and "Seller" shall mean any of the Sellers, that are collectively listed in Schedule A to this Agreement which also sets forth the Shares to be sold to the Purchaser.

      "Shares" shall mean those shares representing 100% of the total issued and outstanding equity in the capital of the Company on a fully diluted basis as of the Closing.

      "SMS" shall mean short message service.

      "Subsidiaries" when used in plural or "Subsidiary" when used singly shall mean, in relation to the Company, a corporate entity (a) whose voting shares or equity interests are owned more than 50% by the Company and (b) over which managing body the Company exercises control, directly or indirectly, including the PRC WFOE.

      "Tax" and "Taxes" means and includes any and all taxes (including, without limitation, any and all income, franchise, sales, use, excise, withholding, employment, payroll, social security, property, fringe benefits, capital gains, goods and services, group and stamp and custom duties taxes) and similar assessments, customs, duties, charges and fees (including interest, penalties and additions to such taxes, assessments, customs, duties, charges and fees, penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions) imposed or assessed by any federal, state or local taxing authority, including without limitation, British Virgin

                                                                           Final

Islands, the PRC, Hong Kong or the United States (or any political subdivision thereof or therein).

      "Tax Return" shall mean any declaration, statement, report, returns, computations, notices and information required to be made or provided by the Company or any Related Entity related to Taxes (including information required to be supplied to a governmental entity in respect of such report or return) including, if applicable, combined or consolidated returns for any group of entities that includes the Company and the Related Entity.

      "Tax Claim" shall mean any assessment notice (including a notice of adjustment of a loss in a manner adversely affecting the Company, the PRC WFOE or any Related Entity), demand or other document issued or action taken by or on behalf of any Governmental or Regulatory Authority, based on any facts or circumstances (or part thereof) arising or existing prior to Closing, as a result of which the Company, the PRC WFOE or any Related Entity is liable to make a payment for any tax, levy, impost, deduction, charges, withholdings and duties (excluding stamp duties) or has suffered a loss, together with related interest, penalties, fines and other statutory charges whether accrued before or after Closing.

      "Third Installment" shall have the meaning given in Section 2.02(a)(iii).

      "Transaction Documents" shall mean this Agreement (and all relevant share transfers, share certificates, board and shareholder resolutions and any other ancillary documents required for the consummation of this Agreement), the Employment Agreements, the Equity Transfer Agreement, and any documents modifying or supplementing the contractual arrangements between the PRC WFOE or the Company and the Related Entity.

      "Transfer" shall mean the making of any sale, exchange, assignment or gift, the granting of any security interest, pledge or other encumbrance in, or the creation of, any voting trust or other agreement or arrangement with respect to the transfer of voting rights in the Shares, or the creation of any other claim thereof or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title or interest or possession in or of the Shares.

      "U.S." or "US" shall mean the United States of America.

      1.02 Principles of Construction.

      (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

      (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

      (c) The singular terms include the plural and the plural terms include the singular.

      (d) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      (e) Any reference to a Person's "knowledge" or "best knowledge" shall be deemed to include an additional statement that all reasonable, due and careful inquiry has been made.

                                                                           Final

      Section 2. Sale and Purchase of the Shares and Consideration.

      2.01 Sale and Purchase of the Shares.

      Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the Closing Date each Seller shall Transfer and deliver to the Purchaser, and the Purchaser shall purchase, the Shares owned by such Seller set forth opposite such Seller's name on Schedule A.

      2.02 Consideration.

      (a) Subject to Section 2.02(b), the consideration to be paid for the Shares by the Purchaser (the "Consideration") shall be paid in the following manner:

            (i) within 20 Business Days of the Closing, the Purchaser shall pay to the Sellers in cash, an amount in cash equal to the product of the Highest Actual Net Income multiplied by 12 multiplied by 9.9 multiplied by 35% (the "First Installment"), less the US dollar equivalent of RMB 10,000,000 determined using the basic inter-bank exchange rate published by the People's Republic of China on the business day immediately preceding the Closing Date and apportioned in accordance with the payments to be received by China Sen Chu Rui Investment Holdings Limited, Beijing Yun Xuan Technology Limited and Hang CHEN under the Equity Transfer Agreement;

            (ii) within 20 Business Days of the certification by the Board of the 2004 Financial Statements and delivery to the Purchaser (the "Second Closing Date"), the Purchaser shall pay to the Sellers, an amount equal to the product of 2004 Actual Net Income multiplied by 9.9 multiplied by 50% (the "Second Installment"). The Second Installment payable to the Sellers shall be apportioned between them on a pro-rata basis relative to the shareholding percentage held by them in the Company as set forth in Schedule A. The Second Installment shall be payable to the Sellers in a combination of 70% in cash and 30% in CDC Shares or Listed Shares, alternatively, the Purchaser shall have the option to pay for the entire amount or part of the Second Installment in cash subject to the mutual agreement of the Sellers. Unless otherwise mutually agreed by the Sellers and the Purchaser in writing, if for any reason, the amount of RMB 5,000,000 is not returned to BJHH pursuant to Section 5.18 of this Agreement, the Purchaser shall be allowed to deduct from the Second Installment the US dollar equivalent of RMB 5,000,000 determined using the basic inter bank exchange rate published by the People's Republic of China on the business day immediately preceding the Second Closing Date and also deduct any loss incurred by the Purchaser as a result of such failure to return the RMB 5,000,000 to BJHH. For avoidance of doubt, the Purchaser shall not be obligated to pay any Second Installment obligation if the 2004 Actual Net Income is not greater than US$0.00;

            (iii) within 20 Business Days of the certification by the Board of the 2005 Financial Statements and delivery to the Purchaser (the "Third Closing Date"), the Purchaser shall pay to the Sellers, an amount equal to the product of 2005 Actual Net Income multiplied by 9.9 multiplied by 15% (the "Third Installment"). The Third Installment payable to the Sellers shall be apportioned between them on a pro-rata basis relative to the shareholding percentage held by them in the Company as set forth in Schedule A. The Third Installment shall be payable to the Sellers in a combination of 50% in cash and 50% in CDC Shares or Listed Shares, alternatively, the Purchaser shall have the option to pay for the entire amount or part of the Third Installment in cash subject to the mutual agreement of the Sellers. For avoidance of doubt, the Purchaser shall not be obligated to pay any Third Installment obligation if the 2005 Actual Net Income is not greater than US$0.00;

            (iv) each of the Sellers agrees that there shall be no re-allocation of the Consideration among the Sellers in any manner that is inconsistent with this Section 2.02(a).

                                                                           Final

      (b) Each payment referred to in this Section 2 shall be paid in US$ in cash by wire transfer or CDC Shares or Listed Shares (as the case may be); provided, however, that the sum of the Installments paid hereunder shall not exceed US$60,000,000.

      (c) (i) The number of CDC Shares or Listed Shares to be issued for payment of Second Installment shall be calculated as follows:

Number of CDC Shares or Listed Shares for payment of the Second Installment = A

A = 30% of the Second Installment divided by M

(where M is the average per share closing price of CDC Shares or Listed Shares for the 30 trading days immediately preceding the Second Closing Date).

            (ii) If N is greater than M, the Sellers shall pay the Purchaser in CDC Shares or Listed Shares (as the case may be) in such amount equal to the product of "A" multiplied by (N - M) and divided by N. If M is greater than N, the Purchaser shall pay the Sellers, an amount equal to the product "A" multiplied by (M - N), and shall be apportioned between the Sellers on a pro-rata basis relative to the shareholding percentage held by them in the Company as set forth in Schedule A.

(where N is the average per share closing price of CDC Shares or Listed Shares for the 30 trading days immediately preceding the Tradable Date).

            (iii) The number of CDC Shares or Listed Shares to be issued for payment of the Third Installment shall be calculated as follows:

Number of CDC Shares or Listed Shares for payment of the Third Installment = B

B = 50% of the Third Installment divided by O

(where O is the average per share closing price of CDC Shares or Listed Shares for the 30 trading days immediately preceding the Third Closing Date).

            (iv) If P is greater than O, the Sellers shall pay the Purchaser in CDC Shares or Listed Shares (as the case may be) in such amount equal to the product of "B" multiplied by (P - O) and divided by P. If O is greater than P, the Purchaser shall pay the Sellers, an amount equal to the product of "B" multiplied by (O - P), and shall be apportioned between the Sellers on a pro-rata basis relative to the shareholding percentage held by them in the Company as set forth in Schedule A.

(where P is the average per share closing price of CDC Shares or Listed Shares for the 30 trading days immediately preceding the Tradable Date).

      (d) At the time of issuance, CDC Shares or Listed Shares issued as part payment of the Consideration shall not have been registered under the Securities Act, or under the securities laws of any state of the United States. Such CDC Shares or Listed Shares may be resold or transferred only (1) pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 thereunder, (2) outside the United States in accordance with Regulation S under the Securities Act, (3) in reliance upon another available exemption from the registration requirements of the Securities Act. For the avoidance of doubt, the CDC Shares or Listed Shares as part payment of the Consideration shall bear the legend set out below:

            "THE [CLASS A COMMON SHARES] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE

                                                                           Final

            UNITED STATES. THESE SECURITIES MAY BE RESOLD OR TRANSFERRED ONLY
            (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, (2) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) IN RELIANCE UPON ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN EACH CASE DESCRIBED ABOVE, TO THE RECEIPT BY THE COMPANY OR THE COMPANY'S AGENT OF ANY NECESSARY CERTIFICATIONS OR ENDORSEMENTS RELATING TO COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER APPLICABLE TO THE CLASS A COMMON SHARES AND, IN THE CASE OF ANY TRANSFER PURSUANT TO CLAUSES
            (1) AND (3) ABOVE, AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE AND OTHER SECURITIES LAWS."

      (e) CDC (in the case where the Installment is paid in CDC Shares) or CMIC (in the case where the Installment is paid in CMIC Shares) shall provide administrative assistance to the Sellers with respect to CDC Shares and CMIC Shares, whereby such shares may be resold or transferred only (1) pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 thereunder, (2) outside the United States in accordance with Regulation S under the Securities Act, (3) in reliance upon another available exemption from the registration requirements of the Securities Act. Such assistance shall be limited to liaising with transfer agent for removal of the legend set out in Section 2.02(d) of this Agreement and or liaising with the Sellers' outside counsel with respect to issuing a legal opinion by the Sellers' outside counsel, in each case in accordance with the provisions of applicable law.

      (f) After the 40 days or 1 year holding period in the case of Chen Hang under Regulation S has expired, the Sellers shall, within 30 days after the expiration of the 40 days or 1 year holding period, use their respective best efforts to sell or transfer the shares only (1) pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 thereunder, (2) outside the United States in accordance with Regulation S under the Securities Act, (3) in reliance upon another available exemption from the registration requirements of the Securities Act. For the avoidance of doubt, the reference to 40 days or 1 year holding period shall mean 40 days or 1 year after the Second Closing Date or the Third Closing Date, as the case may be.

      (g) If for any reason other than a breach on the part of the Sellers of this Agreement, the Sellers are not able to sell the CDC Shares or CMIC Shares (as the case may be) after the expiration of the 30 days period referred to in
Section 2.02(f), CDC undertakes within 45 days after the expiration of the 30 days period referred to in Section 2.02(f), to procure the CDC Shares or CMIC Shares (as the case may be) to become tradable in open market (1) pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 thereunder, (2) outside the United States in accordance with Regulation S under the Securities Act, (3) in reliance upon another available exemption from the registration requirements of the Securities Act. "Tradable Date" shall mean the date when the CDC Shares or CMIC Shares (as the case may be) become tradable pursuant to Section 2.02(g).

      2.03 Closing.

      The closing for the purchase and sale of the Shares and the payment of the First Installment (the "Closing") shall take place on the Closing Date at the offices of the Purchaser in Hong Kong or at

                                                                           Final

such other time, date and place as the Parties may agree in writing. At or before the Closing:

      (a) the Sellers and the Ultimate Seller shall deliver or cause to be delivered to the Purchaser (in a form satisfactory to the Purchaser):

            (i) share certificate(s) representing the Shares owned and to be sold hereunder by such Seller set forth opposite such Seller's name on Schedule A for cancellation;

            (ii) definitive share certificates evidencing the Shares in favor of the Purchaser;

            (iii) the instruments of transfer (with the name of the transferee left blank) and sold notes in respect of the Shares duly executed by the Sellers;

            (iv) any waivers, consents or other documents required to vest in the Purchaser or its nominee the full beneficial ownership of the Shares, and entitling the Purchaser to procure the Shares to be registered in the name of the Purchaser or its nominee;

            (v) the written resignations of all directors (apart from Chen Hang and Yu Jian Ming), legal representative and the secretary (if any, in the case of the Company) of the Company (other than any director, legal representative or secretary whom the Purchaser may wish to remain in office), each confirming that he/she has no claim whatsoever against the Company or the Related Entity;

            (vi) counterpart originals of the Employment Agreement duly executed by each of the Key Employees;

            (vii) such deed of waiver or other document as the Purchaser may require duly executed by the Sellers whereby the Sellers irrevocably and unconditionally waive all debts, liabilities and other obligations whatsoever owed by the Company or the Related Entity (whether or not then due) to the Sellers as at Closing;

            (viii) certified copies of board or other necessary resolutions of the Company, (if applicable) the Related Entity for the implementation of the matters referred to in Section 2.03(b) below;

            (ix) The board of directors of Easybay shall have authorized and approved each of: (i) the terms and conditions of this Agreement and such Transaction Documents which Easybay is party to; and (ii) the execution and performance of this Agreement and such Transaction Documents which Easybay is party to by a duly authorized officer or director of Easybay and the transactions contemplated herein and therein.

      (b) the Sellers and the Ultimate Seller shall procure that the following business be transacted at a meeting of the directors of the Company and (if applicable) the Related Entity:

            (i) the directors of the Company shall approve the transfer of the Shares for registration and the entry of the transferee in the register of members of the Company; and shall cause the shareholders of Related Entity to approve the registration of the Equity Transfer Agreement and the transfer of equity interest therein with the applicable PRC company registration authorities.

            (ii) all existing mandates for the operation of the accounts of the Company and Related Entity shall be revoked and new mandates issued giving authority to those persons nominated by the Purchaser;

            (iii) persons nominated by the Purchaser for appointment as directors, legal

                                                                           Final

      representative (in the case of the Related Entity) or the secretary (in the case of the Company) of the Company and Related Entity shall be so appointed; and

            (iv) auditors nominated by the Purchaser (if any) for appointment as auditors of the Company, the Related Entity shall be so appointed to replace the existing auditors.

      (c) At or before Closing, the Purchaser shall deliver or cause to be delivered to Sellers:

            (i) a copy of such necessary bank document evidencing the wire transfer of the payment for the First Installment which is payable in cash;

            (ii) certified copies of resolutions duly adopted by the Board of Directors of the Purchaser authorizing and approving (A) the execution of this Agreement, (B) the purchase of the Shares from the Seller as provided in Section 2.01 and (C) the performance and completion of the transactions contemplated hereby.

      2.04 Post-Closing Operation of the Company.

      (a) The Company has prepared and delivered and the Purchaser has accepted and agreed the financial plan attached in Section 3.11(d) of the Disclosure Schedule (the "Budget") for the Company for the Determination Period.

      (b) During the Determination Period, the Purchaser shall cause all transactions between CDC and subsidiaries of CDC, on the one hand, and the Company, on the other hand, to be conducted on an arm's length basis on terms and conditions at least as favorable to the Company as the Company could obtain from an independent third-party.

      (c) During the Determination Period, the Company, the PRC WFOE and the Related Entity will not, and the Purchaser will not cause the Company, the PRC WFOE and the Related Entity to take any actions substantially inconsistent with the Budget (except in accordance with Section 2.04(i)) or which will lead to a Material Adverse Effect occurring. During the Determination Period, with the exception of the transactions contemplated herein, the Purchaser shall cause the Company, the PRC WFOE, the Related Entity and their management teams to carry on their business in the ordinary course in substantially the same manner as conducted prior to Closing and, to the extent substantially consistent with such business, use efforts substantially consistent with past practice and policies to preserve substantially intact their respective present business organizations, substantially keep available the services of their respective present officers, consultants and employees and substantially preserve their relationships with customers, suppliers and distributors and others having business dealings with them, if the above are to the best interest of the Company, the PRC WFOE and/or the Related Entity.

      (d) The operational principles for the Company during the Determination Period shall reflect that all transactions between CDC and subsidiaries of CDC, on the one hand, and the Company, on the other hand, shall be conducted on a revenue-sharing basis on terms and conditions at least as favorable to the Company could obtain from an independent third party.

      (e) From and after the Closing Date through the last day of the Determination Period, unless otherwise agreed to in writing by at least one director designated by the Sellers acting in their capacity as directors of the Company (which agreement in any event shall not be unreasonably withheld), the Purchaser shall:

      (i) require that any related-party transactions, other than with members of CDC's consolidated group of companies, will be subject to approval by the Board of Directors of the Company;

      (ii) not cause or permit the Company, the PRC WFOE or any Related Entity (except as

                                                                           Final

contemplated by the Budget) to liquidate or dissolve.

      (f) Number of directors. For the year of 2004, the Board shall consist of five members. For the year of 2005, the Board shall consist of four members.

      (g) The Company shall prepare, financial statements for each quarter within the Determination Period, the 2004 Financial Statements and the 2005 Financial Statements consistently with CDC's operating requirements, reporting practices and the rules and regulations of the Securities and Exchange Commission. The Company shall prepare, financial statements for each quarter during the Determination Period as promptly as practical following the end of each quarter within the Determination Period, the 2004 Financial Statements and the 2005 Financial Statements in accordance with GAAP as promptly as practical following the end of each fiscal year within the Determination Period. In addition, consistent with CDC's internal reporting procedures, the Company shall prepare the financial statements in accordance with GAAP as promptly as practical following the end of each calendar month within the Determination Period, but in no event later than 8 days following the close of each such month. Copies of all such financial statements shall be delivered to the Purchaser. The Company shall maintain adequate internal accounting controls in compliance with Sarbanes-Oxley Act 2002 for financial reporting purpose. Such accounting controls shall be subject to regular audit assessment and review by the auditors of the Purchaser.

      (h) Disputes. In the event that the Purchaser or the Seller disputes the calculation of an Earnout Payment and the parties cannot mutually agree on the Earnout Payment within fifteen (15) days of notice to the Purchaser or the Seller, as the case may be, of such dispute, the parties shall mutually select a public accounting firm, of international recognition (the "Arbitrating Accountant"), who shall be empowered to arbitrate and decide such matter. The fees of the Arbitrating Accountant shall be borne equally by the Purchaser, on the one hand, and the Sellers, on the other.

      (i) Participation by all directors. During the Determination Period, the following matters shall require the participation by all the directors of the
Company: (A) changing the content of the Budget, and (B) termination of the Key Employees.

      2.05 Right to Set-off.

      Purchaser's payment of the Earnout Payments will be subject to set-off for the settlement of the indemnification obligations set forth in Section 10.

      Section 3. Representations and Warranties of the Sellers, the Company and the Related Entity.

      Subject to Section 9(b) of this Agreement, each of Ultimate Seller, the Sellers and the Company (to their best knowledge, provided that such "best knowledge" qualification shall not apply to Sections 3.04A, 3.07, 3.08, 3.11, 3.13, 3.17(a) and 3.27), jointly and severally represents and warrants to and for the benefit of the Purchaser, the following:

      3.01 Authority.

      (a) The Company has all requisite corporate power and authority required to enter into, execute and deliver this Agreement and the Transaction Documents to which the Company is a party and to perform its obligations hereunder and each of the other documents required to be entered into pursuant hereto. The Board will have at the Closing approved the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party. This Agreement and the Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company (and the Sellers as appropriate) in accordance with

                                                                           Final

the terms subject to bankruptcy, reorganization, insolvency, moratorium, restructuring or similar levels of general applicability relating to or affecting creditors' generally and to general principles of equity. No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of the Company. No distress, execution or other similar order or process has been levied on any of the Assets of the Company or any Related Entity. No voluntary arrangement has been proposed or reached with any creditors of the Company or any Related Entity. No receiver, manager, provisional liquidator, or other officer of the court has been appointed in relation to the Company or any Related Entity.

      (b) Each Seller and each Ultimate Seller has full legal capacity, power and authority to enter into, execute and deliver this Agreement and, where applicable, the Transaction Documents to which it is a party, and to perform each of its obligations hereunder, thereunder and under each of the other documents required to be entered into pursuant hereto. This Agreement and each applicable Transaction Document to which such Seller and such Ultimate Seller is a party have been duly and validly executed and delivered by each such Seller and each such Ultimate Seller and will constitute a legal, valid and binding obligation of such Seller and such Ultimate Seller enforceable against such Seller and such Ultimate Seller in accordance with its terms subject to bankruptcy, reorganization, insolvency, moratorium, restructuring or similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of such Seller and such Ultimate Seller. No voluntary arrangement has been proposed or reached with any creditors of such Seller and such Ultimate Seller. Such Seller and such Ultimate Seller are able to pay its debts as and when they fall due and is solvent.

      (c) The name of each beneficial holder of each Seller and the respective share ownership percentage position with each respective Seller held by each, are listed in Section 3.01(c) of the Disclosure Schedule.

      (d) The Related Entity has full legal capacity, power and authority to enter into, execute and deliver this Agreement and, where applicable, the Transaction Documents to which it is a party, and to perform each of its obligations hereunder, thereunder and under each of the other documents required to be entered into pursuant hereto. This Agreement and each applicable Transaction Document to which such Related Entity is a party have been duly and validly executed and delivered by each such Related Entity and will constitute a legal, valid and binding obligation of such Related Entity enforceable against such Related Entity in accordance with its terms subject to bankruptcy, reorganization, insolvency, moratorium, restructuring or similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of such Related Entity. No voluntary arrangement has been proposed or reached with any creditors of such Related Entity. Such Related Entity is able to pay its debts as and when they fall due and is solvent.

      (e) The name of each beneficial holder of the Related Entity and the respective share ownership percentage position with each respective Related Entity held by each, are listed in Section 3.01(e) of the Disclosure Schedule.

      3.02 Organization of the Company.

      (a) The Company is a corporation duly organized and validly existing under the laws of the British Virgin Islands, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The Company has not engaged in any business since its Inception Date.

      (b) The Company is duly qualified, licensed or admitted to do business in each of such

                                                                           Final

jurisdiction to the extent that such qualification, licensure or admission is required by that jurisdiction's laws. The Company has full corporate power to own its properties, assets and business and to carry on its business operations and has done everything necessary to do business lawfully in the aforementioned jurisdictions.

      (c) The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section 3.02(c) of the Disclosure Schedule.

      (d) Prior to the Effective Date, the Sellers and the Company have made available to the Purchaser true copies of the Constitution and Records of the Company as in effect on the Effective Date. The Records are: (i) true and accurate in all material respects; (ii) give a true and fair view of the trading transactions, financial and contractual position of the Company and of its assets and liabilities; (iii) as far as is relevant, have been prepared in accordance with applicable Law; and (iv) are in the possession of the Company in their original form.

      (e) The total share capital of the Company consists of 50,000 shares, 1,500 of which are issued and outstanding. None of the issued Shares being sold to the Purchaser hereunder are subject to any preemptive rights, put or call rights or obligations, rights of first refusal, anti-dilution rights or liquidation rights or other rights to subscribe for or purchase securities of the Company.

      (f) The Company and the Related Entity have filed and/or registered all annual returns and other Records as and where required to be filed and/or registered.

      3.03 Total Equity.

      (a) Aside from the Shares, there are no issued or outstanding shares of the Company. The Shares comprise the whole of the issued share capital of the Company as of the Effective Date. The Sellers are the registered holders and beneficial owners of the Shares.

      (b) The Shares are being sold to the Purchaser by the Sellers free and clear of any Lien or other interests of any other third party whatsoever. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 2.01 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

      (c) There are no commitments in place under which the Company is obligated at any time to issue any shares or other securities of the Company.

      (d) There are no outstanding options with respect to the Company or the Shares.

      (e) There will be at the Closing no restriction(s) on the sale or transfer of any of the Shares to the Purchaser whatsoever.

      3.04 [Intentionally left blank]

      3.04A. Related Entity.

      (a) Related Entity is a limited liability company duly organized and validly existing under the Laws of the PRC and has full corporate power and authority to conduct its businesses, including but are not limited to SMS, IVR and ring back tone businesses and other wireless value-added services businesses, as and to the extent now conducted and to own, use and lease its assets and properties. Section 3.04A(a) of the Disclosure Schedule sets forth the business scope of the Related Entity as specified in its business license and its ICP license. Each such business scope is sufficient for the relevant Related Entity to conduct its business to the extent it has been and is currently conducted. Related Entity also carries the license capable to conduct multi-media message services.

                                                                           Final

      (b) The name of each director and officer of the Related Entity on the date hereof, and the position with each respective Related Entity held by each, are listed in Section 3.04A(b) of the Disclosure Schedule.

      (c) Prior to the execution of this Agreement, the Sellers and the Company have made available to the Purchaser true and complete (in all material respects) copies of the Constitution and Records of the Related Entity as in effect on the date hereof. The Records are: (i) complete, true and accurate in all material respects; (ii) give a true and fair view of the trading transactions, financial and contractual position of the Related Entity and of its assets and liabilities; (iii) as far as is relevant, have been prepared in accordance with the applicable Law; and (iv) are available to the Company in their original form.

      (d) Except as disclosed in Section 3.04A(d) of the Disclosure Schedule, the registered capital of the Related Entity has been fully paid according to the capital payment schedule stipulated in the articles of association of the Related Entity approved by PRC relevant authorities and the equity interest in the Related Entity is not subject to any preemptive rights, put or call rights or obligations, rights of first refusal, anti-dilution rights or liquidation rights or other rights to subscribe for the registered capital of the Related Entity. The equity interest in the Related Entity is owned, beneficially and of record, by the shareholders identified in Section 3.01 (e) of the Disclosure Schedule free and clear of all Liens. The Related Entity has properly reserved from its after-tax profits (if any) in each fiscal year the amounts required by applicable Law in the PRC to the reserve fund and staff bonus and welfare fund.

      (e) There are no other corporations, partnerships, joint ventures, associations or other entities in which any Related Entity owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

      (f) Related Entity is not directly or indirectly owned or beneficially or legally held by any PRC stated owned enterprise.

      3.05 No Conflicts.

      To the best knowledge of the Ultimate Seller and the Sellers, the execution and delivery by the Ultimate Seller, the Sellers, the Company and the Related Entity of this Agreement and the Transaction Documents to which they are parties do not, and the performance by the Sellers and the Company of their respective obligations under this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby will not:

      (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Constitution or any resolutions of the shareholders or directors of the Company or any Related Entity;

      (b) conflict with or result in a violation or breach of any term or provision of any Law or Order of any Governmental or Regulatory Authority of the PRC, the British Virgin Islands, Hong Kong or any other governmental, administrative or regulatory bodies applicable to any Seller, the Company or any Related Entity or any of their respective assets and properties except for such conflicts, violations or breaches as would not, individually or in the aggregate, have a Material Adverse Effect; or

      (c)(i) conflict with or result in a violation or breach of, (ii) constitute a default under, (iii) require the Sellers, the Company or any Related Entity to obtain any consent, approval or action under, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the

                                                                           Final

Sellers, the Company or any Related Entity or any of their respective Assets under, any Material Contract or Governmental License to which the Sellers, the Company or any Related Entity is a party or holder of or by which any of their respective Assets are bound, except for such conflicts, violations, breaches, defaults, requirements to obtain consent, approval or action, rights of termination, cancellation, acceleration or modification, payments or Liens as would not have a Material Adverse Effect.

      3.06 Governmental Approvals and Filings.

      No consent, approval or action of, filing with or notice to any applicable Governmental or Regulatory Authority on the part of the Ultimate Seller, the Sellers, the Company or any Related Entity is required in connection with the execution, delivery and performance of this Agreement, the Transaction Documents or the consummation of the transactions contemplated hereby.

      3.07 Legal Proceedings.

      (a) Prior to the Effective Date, there is no action, suit, arbitration proceeding, inquiry, claim or investigation either before or brought by any Governmental or Regulatory Authority or other Person pending or threatened in, or before any court or quasi-judicial or administrative agency of any jurisdiction or before any arbitrator (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) (any "Proceeding"), against or affecting the Company, the PRC WFOE or any Related Entity or any Seller or such Ultimate Seller (as it relates to the Company). So far as the Company and each Seller is aware, there are no facts likely to give rise to any Proceeding.

      (b) Prior to the Efective Date, neither the Company nor any Seller (as it relates to the Company) has commenced or settled any legal proceedings including ordinary routine litigation incidental to the Company's or any Related Entity's business. There are no outstanding Orders by which the Company or any Seller (as it relates to the Company) or any Related Entity or any of their securities, assets, properties or businesses are bound.

      (c) Prior to the Effective Date, no material claim has been made against the Company or any Related Entity in connection with any defective product or services supplied by it in the course of carrying on its business and the Company has maintained insurance that is customary to the applicable industry and type of business.

      (d) Prior to the Effective Date, there does not exist any actual written threat or any action, proceeding or other application pending before any court or Governmental or Regulatory Authority brought by any Person or Governmental or Regulatory Authority: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from any of the Parties or their Affiliates as a result of such transactions; (ii) seeking to prohibit or impose any limitations on the Purchaser's ownership or operation of all or any portion of the Shares or the underlying assets of the Company, or to compel the Purchaser to dispose of or hold separate all or any portion of its or the Shares or the Company's business or assets as a result of the transactions contemplated by the Agreement; or (iii) that would cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

      3.08 Compliance with Laws and Orders.

      The Company and the Related Entity and each Seller has complied in all material respects with applicable Law and Order and none of the Company, any Related Entity or any Seller and their respective Affiliates is or has at any time since their respective establishments been, or has received any notice that it is or has at any time been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any Related Entity or any of their respective Assets.

                                                                           Final

      3.09 Brokers or Finders.

      The Related Entity has not incurred, or will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement. For the avoidance of doubt, any brokerage, finders' fee, agents' commissions or any similar charge(s) in relation to or associated with this Agreement, will be paid by the Sellers or the Ultimate Seller.

      3.10 No Bankruptcy or Insolvency.

      (a) To the best knowledge of the Ultimate Seller and the Sellers, no order has been made, or petition presented, or resolution passed for the winding-up of the Company or any Related Entity or any Seller. None of the Company or any Related Entity or any Seller has had:

            (i) any petition or order for winding-up filed against it;

            (ii) any appointment of a receiver over the whole or part of the undertaking of its assets;

            (iii) any petition or order for administration against it;

            (iv) any voluntary arrangement between any creditor and it;

            (v) any distress or execution or other process levied in respect of it which remain undischarged; or

            (vi) any unfulfilled or unsatisfied judgment or court order against it over the amount of US$100,000.

      (b) None of the Company or any Related Entity or any Seller is insolvent and each can pay its debts as and when they fall due.

      (c) There are no circumstances which would entitle any Person to successfully present a petition for the winding-up or administration of the Company or any Related Entity or any Seller or to appoint a receiver over the whole or any part of the undertaking or assets of the Company or any Related Entity or any Seller.

      3.11 Financial Representations.

      (a) Complete and unaltered copies of the Management Accounts have been delivered by the Company to the Purchaser. The Management Accounts (i) were prepared in accordance with the books of account and other financial records of the Company and the Related Entity, (ii) present fairly the consolidated financial condition and results of operations of the Company and the Related Entity as at the dates thereof or for the respective periods covered thereby,
(iii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Company and the Related Entity (except as may be indicated in the notes thereto and except that the Management Accounts do not contain footnotes and are subject to normal and recurring period-end adjustments, which adjustments would not have a Material Adverse Effect) and
(iv) include all adjustments that are necessary for a fair presentation of the consolidated financial condition of the Company and the Related Entity and the results of the operations of the Company and the Related Entity as of the dates thereof or for the periods covered thereby. There are no Liabilities of the Company, or any Related Entity, other than Liabilities that are reflected or reserved against on the audited consolidated balance sheets of the Company and the Related Entity for the period ended as of December 31, 2003 and would not have a Material Adverse Effect.

                                                                           Final

    (b) The books of account and other financial records of the Company and the Related Entity: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Company and the Related Entity, respectively, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and
(iii) have been maintained in accordance with good business and accounting practices.

    (c) Section 3.11(c) of the Disclosure Schedule sets forth each and every account maintained by each of the Company and the Related Entity at a bank or other financial institution, including the name of such bank or financial institution, account number and the amount of balance on such account.

    (d) All forecasts and projections of any future financial results or sales pipeline activities of the Company, the PRC WFOE and the Related Entity provided to the Purchaser by or on behalf of the Company, any of the Company's, the PRC WFOE's or any Related Entity's management or any Seller including, without limitation, those for the 12 months ending December 31, 2004 and 2005 (by quarter) and those set out in Section 3.11(d) of the Disclosure Schedule were prepared in good faith and were based upon reasonable estimates and assumptions.

      3.12 No Undisclosed Indebtedness.

      None of the Company or any Related Entity has any material liability for Indebtedness in excess of US$50,000 that has not been reflected or disclosed in the Management Accounts for the year ended and as of December 31, 2003.

      3.13 Taxes.

      (a) The Company and the Related Entity have duly filed all Tax Returns for any period on or before the Closing Date and the same have been made or given in good faith within the requisite periods and on a proper basis and when made were true and accurate in all material respects and are up to date and none of them contains any statement that is false or misleading in any material respects or omits to refer to any material matter which is required to be included or without which the statement is false or misleading. None of such Tax Return is or is likely to be the subject of any dispute with any tax authority.

      (b) The Company and the Related Entity have paid when due, and have withheld, deducted and accounted to the relevant authorities for, all Taxes which they have become liable to pay, withhold, deduct or account for on or before the date hereof. For the purposes of this Section 3.13(b) "a liability to pay" includes a liability to pay any penalty or interest. None of the Company, any Related Entity, or any respective director or officer thereof has paid or become liable to pay any fine, penalty, surcharge or interest in relation to tax in relation to the activities of the Company, and any Related Entity.

      (c) The Company and the Related Entity have complied in all material respects with all legislation, regulations, executive orders and directions relating to or associated with any Taxes.

      (d) There are no outstanding or likely disputes or questions or demands between the Company and the Related Entity, on the one hand, and any Governmental or Regulatory Authority or agent thereof, on the other hand, concerning any Tax liability. There are no Tax liens on any of the Assets of the Company or any Related Entity. None of the Company or the Related Entity has received any claim from any taxing authority in a jurisdiction in which the Company or any Related Entity is or may be subject to taxation and in which the Company or any Related Entity has failed to file Tax Returns required by that jurisdiction. The Sellers have made available to the Purchaser

                                                                           Final

correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and the Related Entity since the Inception Date.

      (e) Other than pursuant to this Agreement, none of the Company or any Related Entity has ever been a party to or bound by any Tax indemnity, Tax sharing or similar agreement and none of the Company nor any Related Entity has any material liability for any Taxes of any other person.

      3.14 Employment and Benefits.

      (a) Prior to Closing, the Company has already provided to the Purchaser:
(i) the names and commencement date of employment of current employees, and directors of the Company and the Related Entity who will serve in such capacity on the Closing Date and the names and commencement date of contractors who are serving in such capacity; (ii) the monthly salary of each such employee and
(iii) bonus or commission scheme and any other benefits provided or which the Company, or any Related Entity is bound to provide (whether now or in the future) to all such employees or otherwise.

      (b) Section 3.14(b) of the Disclosure Schedule contains an accurate list of each Benefit Plan of the Company and the Related Entity and none of the Company or the Related Entity has made any commitments to establish new or to expand Benefit Plans as set forth therein.

      (c) To the best knowledge of the Ultimate Seller and the Sellers, the Company and the Related Entity have complied with all applicable Laws relating to each Benefit Plan. All contributions or payments required to be made by the Company or any Related Entity with respect to each Benefit Plan (including proper allocation of after-tax profit to the reserve fund and staff bonus and welfare fund each year put to the PRC law) have been made on or before their due dates. All such contributions and payments required to be made by any employees of the Company or any Related Entity with respect to the relevant Benefit Plan have been fully deducted and paid to the relevant Governmental or Regulatory Authorities on or before their due dates, and no such deductions have been challenged or disallowed by any Governmental or Regulatory Authority or any employee of the Company or any Related Entity.

      (d) With respect to each agreement with employees and contractors of the Company and the Related Entity, the Company and the Related Entity have duly performed and complied with all of their obligations (including, but not limited to, the making all payments for services rendered and other benefits). The Company and the Related Entity has duly complied with applicable employment regulations in all material respects. Each of the contracts entered into with employees, consultants or contractors of the Company and the Related Entity is enforceable against the parties to it and there is no party in breach of, or in default under, such contract which would have a Material Adverse Effect.

      (e) Within two months after Closing, each of the employees of the Company and the Related Entity has executed an employment agreement containing or addressing confidentiality obligations, copyright, technology-invention ownership and non-competition matters, in the form to be provided by the Purchaser. No employee or contractor has any rights to the Company's or any Related Entity's Intellectual Property and IP Assets, including the right to receive royalties or other payments from the Company or the Related Entity. The contractors do not have access to the IP Assets or Intellectual Property in a manner that could materially impair or jeopardize the business of the Company and the Related Entity.

      (f) None of the Company or any Related Entity or any Seller or any Ultimate Seller has offered, promised or agreed for the future any material variation in any employment or contractor/service agreement of the Company or any Related Entity, as the case may be, in the ordinary course of its business. Without limiting the generality of the preceding sentence, there has been no material change in the remuneration or benefits of any executives, directors, officers or Key Employees of the Company or any Related Entity within the past 12 months.

                                                                           Final

      (g) There is no action or dispute existing or, to the best knowledge of the Sellers and Ultimate Seller, threatened or anticipated in respect of or concerning any of the Key Employees relating to or based on any facts or circumstances (or part thereof) arising or existing prior to the Effective Date. As far as the Company, the Related Entity and each Seller is aware, there are no facts or circumstances which are likely to result in such a dispute.

      (h) To the best knowledge of the Sellers and Ultimate Seller, each Key Employee has been devoting 100% of his/her business time during the Company's or such Related Entity's business hours to the conduct of the Company's or Related Entity's business, as the case may be.

      (i) No loans or other advances have been made to any director, officer, employee or contractor of the Company or any Related Entity, other than for travel allowances and other expenses in the ordinary course of business.

      (j) Since December 31, 2003, the Company has not considered dismissing any Key Employees.

      (k) Section 3.14(k) of the Disclosure Schedule contains a list of the key employees of the Company and summary of key terms including the expiration of their current term of employment as at Closing (the "Key Employees").

      3.15 Real Property and Business Premises.

      (a) None of the Company or any Related Entity owns any real property whatsoever.

      (b) All of the commercial leases and subleases executed by the Company or any Related Entity are in full force and effect, and none of the Company or any Related Entity has received notice of any claim of any sort that is currently outstanding and that has been asserted by anyone adverse to the rights of the Company or any Related Entity under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Related Entity to the continued possession of the commercial leased or subleased premises under any such commercial lease or sublease.

      (c) Section 3.15(c) of the Disclosure Schedule accurately in all material respects describes all the business premises leased or occupied by the Company or any Related Entity (the "Business Premises"). The Company and the Related Entity, as the case may be, has exclusive occupation of the Business Premises. None of the Company or any Related Entity is in breach of any term or obligation of any leases or licenses relating to the Business Premises. None of the Company and the Related Entity has been in default with respect to any payments required by and has otherwise failed to comply with the terms of each of the leases and/or licenses relating to the Business Premises, except for any default or failure as would not have a Material Adverse Effect. There are no current disputes relating to any of the Business Premises or their use.

      3.16 Tangible Personal Property and Plant & Equipment.

      (a) The Company and the Related Entity is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property including all plant and equipment used in the conduct of its business, including all tangible personal property reflected on the balance sheets included in the Financial Statements and tangible personal property acquired since the Inception Date other than property disposed of since such date in the ordinary course of business. All such tangible personal property including all plant and equipment that is owned or leased by the Company and the Related Entity is free and clear of all Liens and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                                                                          Final

      (b) Section 3.16(b) of the Disclosure Schedule is a complete list of all items of network and computer equipment owned by the Company and the Related Entity with a written down value in excess of RMB 2,000 as at December 31, 2003 ("Plant and Equipment"). Except as set forth in Section 3.16(b) of the Disclosure Schedule, each item of Plant and Equipment is in good repair taking into account normal wear and tear, is in satisfactory working condition and capable of doing the work for which it is designed and is physically in the possession of the Company and the Related Entity.

      (c) Section 3.16(c) of the Disclosure Schedule is a complete list of all Equipment Leases. The Company and the Related Entity has made all payments required by and has otherwise complied with the terms of each of the Equipment Leases, except for such failure thereof as would not have a Material Adverse Effect.

      3.17 Intellectual Property.

      (a) The Company and the Related Entity owns or has the right to use pursuant to license, sublicense, agreement or permission all the Intellectual Property set out in Section 3.17(c) and 3.17(d) of the Disclosure Schedule. The Company and the Related Entity has taken all necessary, proper and reasonable steps and actions to maintain and protect its own Intellectual Property.

      (b) To the best knowledge of the Sellers and the Ultimate Seller, none of the Company or any Related Entity has, on its own behalf or through an agent, infringed upon, misappropriated, or used without a required license, any Intellectual Property of third parties, or received any written charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or misuse that has not been finally resolved (including any claim that the Company or any Related Entity must license or refrain from using any Intellectual Property of any third party). To the best knowledge of the Sellers and the Ultimate Seller, no third party has infringed upon, misappropriated, or otherwise misused any Intellectual Property of the Company or any Related Entity.

      (c) Section 3.17(c) of the Disclosure Schedule identifies each unregistered (as indicated) Intellectual Property that is materially related to the core business of, and is owned by, the Company or any Related Entity and identifies each license, agreement, or other permission currently in effect pursuant to which the Company or any Related Entity has granted to any third party rights with respect to any of such Intellectual Property other than in the ordinary course of business. The Company has delivered to the Purchaser correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of rights of each such Intellectual Property that is in the possession of the Company. With respect to each item of Intellectual Property identified in Section 3.17(c) of the Disclosure Schedule:

            (i) the Company and the Related Entity possess all right, title, and interest in and each item, or has the valid right to use each item, free and clear of any Liens and none of the Company or any Related Entity has assigned or in any way disposed of any right, title or interest in any item;

            (ii) each item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

            (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand has been filed or is threatened which challenges the legality, validity, enforceability, use, or ownership of each item; and

            (iv) the Company and the Related Entity has taken all commercially reasonable steps to obtain and maintain appropriate registrations (if applicable) for each item and to protect and defend each item.

                                                                           Final

      (d) Section 3.17(d) of the Disclosure Schedule lists the items of Intellectual Property that any third party owns and that the Company and the Related Entity use pursuant to applicable licenses, sublicenses, agreements, or permission (other than pursuant to shrink-wrap software licenses, shareware/open source or site licenses). With respect to each item of Intellectual Property identified on Section 3.17(d) of the Disclosure Schedule, the license, sublicense, agreement, or permission is and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; and neither the Company nor the Related Entity has received any notice to the effect (or is otherwise aware) that the use by the Company or the Related Entity of the Intellectual Property conflicts with or allegedly conflicts with or infringes the rights of any Person.

      (e) To the best knowledge of the Sellers and the Ultimate Seller, there has not been:

            (i) misuse or unauthorized disclosure of the Company's or any Related Entity's confidential information in any material respect; or

            (ii) other act which may affect the validity or enforceability of the Intellectual Property rights of the Company or any Related Entity in any material respect.

      (f) None of the Company or any Related Entity or any Seller is aware, having made due and proper inquiries, of any inappropriate, improper, unpermitted or infringing use by any other person of any of the business names or the trade marks owned or used by the Company or any Related Entity.

      3.18 Contracts.

      (a) There are no contracts or obligations, agreements or arrangements involving the Company or any Related Entity and no practices in which the Company or any Related Entity is engaged, which are void, illegal, unenforceable, registerable or under which contravene in any material respect, any fair competition legislation or regulations of any applicable Governmental or Regulatory Authority, nor has the Company or any Related Entity received any threat or complaint or request for information or investigation in relation to or in connection with any such legislation or regulations.

      (b) The Company and the Related Entity have duly performed and complied in all material respects with its obligations under all Material Contracts. None of the Company or the Related Entity has made any offers, tenders or quotations which are still outstanding and capable of giving rise to a contract by the unilateral act of a third party, other than in the ordinary course of business and on customary terms.

      (c) With respect to the Material Contracts:

            (i) each Material Contract is valid and binding on the parties thereto and is in full force and effect;

            (ii) upon consummation of the transactions contemplated by this Agreement and the Transaction Documents, each Material Contract shall continue in full force and effect without penalty or Material Adverse Effect. None of the Company or any Related Entity is in breach of, or default under, any Material Contract;

            (iii) none of the Company or any Related Entity has received any notice of termination, cancellation, breach or default under any Material Contract and, no party to any Material Contract is in breach thereof or default thereunder.

            (d) Section 3.18(d) of the Disclosure Schedule contains a true and correct list of all material agreements, instruments, written contract or other arrangement, together with any related

                                                                           Final

amendments, waivers, supplements, schedules, exhibits, work orders, notices as to termination or change thereunder, to which the Company any Related Entity or any Seller (as it relates to the Company) is a party (the "Material Contracts") which are material for the Business or Condition of the Company and the Related Entity.

      3.19 Licenses.

      (a) Section 3.19 of the Disclosure Schedule contains a true and complete list of all Governmental Licenses used in and material to the business or operations of the Company or any Related Entity, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has made available to Purchaser true and complete copies of all such Governmental Licenses. Except as disclosed in Section 3.19 of the Disclosure Schedule:

            (i) The Company and the Related Entity owns or validly holds all Governmental Licenses that are material to its business or operations;

            (ii) each Governmental License listed in Section 3.19 of the Disclosure Schedule is valid, binding and in full force and effect; and

            (iii) to the best knowledge of the Sellers and the Ultimate Seller, none of the Company, the PRC WFOE or any Related Entity is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Governmental Licenses.

      (b) Without limiting the generality of paragraph (a) above, all Governmental Licenses required under PRC law for the due and proper establishment and operation of businesses of the Company and the Related Entity and for the conduct of the business of the Company and the Related Entity have been duly obtained from the relevant PRC authorities and are in full force and effect. All filings and registrations with the relevant PRC authorities required in respect of Company and the Related Entity and its operations, including but not limited to registration with the Ministry of Information Industry, Ministry of Foreign Trade and Economic Cooperation, the State Administration of Industry and Commerce, the State Administration of Foreign Exchange or their respective authorized local agencies, and the relevant tax bureau, customs authorities and product registration authorities, have been duly completed in accordance with the relevant PRC rules and regulations.

      3.20 Insurance.

      The Related Entity has maintained valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective statutory employment-related insurance policies issued in favor of the Related Entity, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies in the PRC engaged in businesses and operations similar to those of the Related Entity, as the case may be.

      3.21 Disclosure and Information.

      (a) No representation or warranty contained in this Agreement or in any other Transaction Document and given by, or on behalf of, any Seller, the Company, any Related Entity or any Key Employee and no statement contained in the Disclosure Schedule, any certificates delivered pursuant hereto or the Management Accounts delivered pursuant to this Agreement or such monthly management accounts for the Company and the Related Entity for each month in 2004 from January 1, 2004 up to and including the most recently completed month prior to the Closing, contains any material misstatement or omits to state a material fact necessary in order to make the statements herein or therein, in the light of

                                                                           Final

the circumstances under which they were made, not misleading.

      (b) To the best knowledge of the Sellers and the Ultimate Seller, there are no facts or circumstances that could adversely affect the Shares, the Company any Related Entity, any Seller (as it relates to the Company), any of the Assets or the condition (financial or otherwise), operations, profitability or prospects of the Company or any Related Entity which have not been fully and properly disclosed to the Purchaser.

      (c) The Constitution, minute books and other similar records of the Company and the Related Entity as made available to the Purchaser prior to the Effective Date contain true and all material record, of actions taken at meetings and by written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company and the Related Entity. The share transfer ledgers and other similar records of the Company and the Related Entity as made available to the Purchaser prior to the Effective Date accurately reflect all record transfers prior to such date in the share capital of the Company and the registered capital of the Related Entity. Except as those maintained by the Company's registration agent or the relevant Government and Regulatory Authorities.

      3.22 Absence of Changes.

      From November 30, 2003 to the Effective Date, there has not been any change in the Business or Condition of the Company that would result in a Material Adverse Effect and each of the Company and the Related Entity has been conducting its business only in the ordinary course and in a manner consistent with past practice. Without limiting the generality of the foregoing, from November 30, 2003 to the Effective Date, none of the Company or any Related Entity has:

      (a) amended, terminated, canceled or compromised any material claims of, or waive any other rights of substantial value to, the Company or any Related Entity;

      (b) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed, with a value in excess of US$20,000 individually or US$50,000 in the aggregate (including, without limitation, leasehold interests and intangible property);

      (c) issued or sold any share capital, equity interests, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company or any Related Entity;

      (d) made any capital expenditure or commitment for any capital expenditure in excess of US$50,000 individually or US$100,000 in the aggregate;

      (e) incurred any Indebtedness in excess of US$20,000 individually or US$50,000 in the aggregate;

      (f) granted any increase, or announce any increase, in the wages and salaries payable by the Company or any Related Entity to any of its employees in excess of 5% of the wage and salaries in November 30, 2003;

      (g) amended, modified or consented to the termination of any Material Contract or the Company's or any Related Entity's rights thereunder;

      (h) amended or restated the Constitution of the Company or any Related Entity, or

      (i) changed any content of the Books and Records.

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                                                                           Final

      3.23 Powers of Attorney.

      There are no outstanding powers of attorney executed on behalf of the Company or any Related Entity or comparable delegations of authority outstanding.

      3.24 Product, Services and Assets.

      (a) There are no current or (to the best knowledge of the Sellers and Ultimate Seller) threatened disputes with regards to the Company's or any Related Entity's IP Assets. The Company's, and the Related Entity's products, as the case may be, have been successfully installed and utilized by customers of the Company, or the Related Entity, as the case may be, or have been delivered successfully and satisfactorily to all such customers of the Company or the Related Entity, as the case may be.

      (b) Each of the Company and the Related Entity is the legal and beneficial owner of, or has valid right to use, all its Assets and there are no Lien over or affecting such Assets.

      (c) The Assets are sufficient to enable the effective conduct of the business of the Company and the Related Entity after Closing as it is carried on at the date of this agreement and at Closing.

      3.25 Substantial Customers and Suppliers.

      (a) For purposes of this Section 3.25(a), a "Material Customer" shall mean China Mobile Communication Corporation and China Unicom and its subsidiaries at the provincial level of China Mobile Communication Corporation and China Unicom for the year ended December 31, 2003. Section 3.25(a) of the Disclosure Schedule lists the Material Customers (whether direct or indirect) and applicable contracts of the Company and the Related Entity. Each of the Material Customers, related contracts and attributed revenues are not duplicative or redundant. With respect to the applicable contracts with Material Customers, there exists no event of default and, no event has occurred which would result in any such event of default or prevent the Company or any Related Entity from obtaining the benefit thereunder. The Company's and the Related Entity's relationship with each Material Customer is good and, there are no facts or circumstances (i) relating to any dispute threatened, actual or pending between the Company or any Related Entity and any Material Customer that cannot be settled in the ordinary course of business, (ii) relating to any desire or plan of any Material Customer to terminate or modify or not to renew such relationship or (iii) which, in connection with any Material Customer in respect of which any relevant contract has not been executed or has expired, have come to the attention of the Sellers indicating that such contract will not be executed or renewed, as the case may be.

      (b) The total paying users for BJHH as of November 30, 2003 was not less than approximately 100,000 and as of December 31, 2003 was not less than approximately 412,000. The total number of subscribers for (CHINESE CHARACTER) as of November 30, 2003 was not less than approximately 70,000 and as of December 31, 2003 was not less than approximately 310,000. The total billing time (payment units) for BJHH as of November 30, 2003 was not less than approximately 840,000, and as of December 31, 2003 was not less than approximately 1,000,000.

      (c) To the best knowledge of the Sellers and the Ultimate Seller, there is no existing Material Customer of the Company or any Related Entity who is likely to materially reduce its trading with the Company or any Related Entity as a result of the acquisition of the Shares by the Purchaser.

      (d) [Intentionally left blank]

                                                                           Final

      (e) [Intentionally left blank]

      (f) For purposes of this Section 3.25(f), a "Material Media Partner" shall mean any of the top five (5) third party media partner of the Company, the PRC WFOE and the Related Entity, taken as a whole with the highest attributed revenues for the year ended December 31, 2003. Section 3.25(f) of the Disclosure Schedule lists the Material Media Partners. With respect to the applicable contracts with Material Media Partners, there exists no event of default and, no event has occurred which would result in any such event of default or prevent the Company or any Related Entity from obtaining the benefit thereunder. The Company's and the Related Entity's relationship with each Material Media Partner is good and, there are no facts or circumstances relating to (i) any dispute threatened, actual or pending between the Company or any Related Entity and any Material Media Partner; or (ii) any desire or plan of any Material Media Partners to terminate or modify or not to renew such relationship.

      (g) For purposes of this Section 3.25(g), a "Material Non-Media Partner" shall mean any of the top five (5) third party non-media partner of the Company and the Related Entity, taken as a whole with the highest attributed revenues for the year ended December 31, 2003. Section 3.25(g) of the Disclosure Schedule lists the Material Non-Media Partners. With respect to the applicable contracts with Material Non-Media Partners, there exists no event of default and, no event has occurred which would result in any such event of default or prevent the Company or any Related Entity from obtaining the benefit thereunder. The Company's and the Related Entity's relationship with each Material Non- Media Partner is good and, there are no facts or circumstances relating to (i) any dispute threatened, actual or pending between the Company or any Related Entity and any Material Non-Media Partner; or (ii) any desire or plan of any Material Non-Media Partners to terminate or modify or not to renew such relationship.

      3.26 Related Party Transactions.

      (i) There are no intercompany Liabilities between the Company or any Related Entity, on the one hand, and any Seller, or officer, director, Affiliate or Associate of such Seller or any Associate of any such officer, director or Affiliate (other than the Company or any Related Entity), on the other, (ii) neither any such Seller nor any such officer, director, Affiliate or Associate provides or causes to be provided any assets, services (except for the employment services of Chen Hang) or facilities to the Company or any Related Entity. All transactions engaged in by the Company or any Related Entity, any Seller and any Associate or Affiliate thereof, was incurred or engaged in, as the case may be, on an arm's-length basis. Since the December 31, 2003, all settlements of intercompany Liabilities between the Company or any Related Entity, on the one hand, and any Seller or any officer, director, Affiliate or Associate of any Seller, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

      3.27 Regulation S.

      (a) The Sellers and the Ultimate Seller are not U.S Persons, as defined in the Regulation S under the U.S. Securities Act of 1933 (the "Securities Act"), as amended, nor are acquiring the CDC Shares or Listed Shares to be received as part of the Earnout Payment for the account or benefit of any U.S. Person.

      (b) The Sellers and the Ultimate Seller acknowledge that they have not executed and delivered this document as a result of any directed selling efforts as defined in the Regulation S under the Securities Act. The Sellers and the Ultimate Seller acquiring the CDC Shares or Listed Shares to be received as part of the Earnout Payment for their own account and not with a view for any resale or distribution thereof.

      (c) The Sellers and the Ultimate Seller understand that the CDC Shares or Listed Shares

                                                                           Final

to be received as part of the Earnout Payment have not been, and will not be, registered under the Securities Act and that such CDC Shares or Listed Shares may not be offered or sold within the Unities States or to, or for the benefit of, U.S. persons except pursuant to an effective registration statement under the Securities Act or in transactions exempt from the registration requirements of the Securities Act.

      (d) Neither the Sellers, nor the Ultimate Seller nor any person acting on their respective behalf has engaged in any direct selling efforts with respect to the CDC Shares or Listed Shares within the meaning of Regulation S under the Securities Act.

      3.28 Nature of Purchaser.

      Each Seller and Ultimate Seller has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of accepting the CDC Shares or Listed Shares.

      Section 4. Representations and Warranties of the Purchaser.

      CMIC and the Purchaser, jointly and severally represent and warrant to and for the benefit of the Sellers the following, and if the shares of CMIC are not listed on the Nasdaq National Market prior to June 30, 2004, the Purchaser shall procure CDC to represent and warrant to and for the benefit of the Sellers the following:

      4.01 Organization of the Purchaser.

      The Purchaser represents and warrants that the Purchaser is a corporation duly organized validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to enter into and perform its obligations under this Agreement. Once executed by the Purchaser, this Agreement and the Transaction Documents required to be executed by the Purchaser have been duly and validly executed and delivered by the Purchaser and when duly executed will constitute a legal, valid and binding obligation of the Purchaser enforceable against such Purchaser subject to bankruptcy, reorganization, insolvency, moratorium, restructuring or similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

      4.02 No Conflicts.

      The execution and delivery by the Purchaser of this Agreement, and the performance by the Purchaser of its agreements and obligation contemplated hereunder and thereunder will not, (i) conflict with any of, or require the Consent of any Person under, the terms, conditions or provisions of the organizational documents of the Purchaser; (ii) violate any provisions of applicable Law, or require any Consent of any Governmental Authority having jurisdiction over the Purchaser or any of its Affiliates; (iii) conflict in any way with, result in a beach of, constitute a default under (whether with the giving of notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any Consent under, any indenture, mortgage, lien, lease agreement or instrument to which the Purchaser is a party or by which it is bound or to which any of its property is subject or
(iv) result in the creation of any Lien upon the assets of the Purchaser under any such indenture, mortgage, lien, lease, agreement or instrument, which failure to obtain such Consent, or which violation, conflict, breach or default with respect to the matters specified in clauses (iii) through (iv) of this clause (c) would materially and adversely affect the ability of the Purchaser to perform its obligations under, or prevent, prohibit or enjoin the consummation of the transactions contemplated by this Agreement.

      4.03 Litigation.

      (i) there are no claims, actions, suits, proceedings or orders pending or, to the Purchaser's

                                                                           Final

knowledge, threatened against or affecting the Purchaser or their assets or properties, at law or in equity, before or by any Governmental Authority that would reasonably be expected to materially delay or impair the ability of the Purchaser to consummate the transactions contemplated hereby, and (ii) the Purchaser is not subject to any material order, writ, injunction, judgement or decree of any court or any Governmental Authority rendered against the Purchaser.

      4.04 Unregistered shares.

      (a) the issue of CDC Shares provided as part of the Earnout Payment will be an offering of equity securities outside the United States in accordance with Regulation S under the Securities Act;

      (b) CDC is a "foreign issuer" as defined in Regulation S under the Securities Act;

      (c) none of the Purchaser, CDC, its affiliates or any persons acting on its or their behalf have engaged or will engage in any directed selling efforts, as defined in Regulation S under the Securities Act, with respect to the CDC Shares provided as part of the Earnout Payment;

      (d) none of the Purchaser, CDC, its affiliates or any persons acting on its or their behalf, directly or indirectly, (i) has made or will make offers or sales of any security, (ii) has solicited or will solicit offers to buy any security, or (iii) otherwise has negotiated or will negotiate in respect of any security, in any case, under circumstances that would require the registration of the CDC Shares provided as part of the Earnout Payment under the Securities Act;

      (e) the Purchaser, CDC, its affiliates and any persons acting on its or their behalf have and will comply with the offering restrictions requirement of Regulation S under the Securities Act; and

      (f) neither the Purchaser, CDC, nor any subsidiary of them, is subject to regulation under the U.S. Investment Company Act of 1940, as amended.

      Section 5. Covenants of the Sellers, the Company and the Related Entity.

      Each Ultimate Seller, each Seller and the Company, jointly and severally, covenants and agrees with the Purchaser that, at all times from and after the Effective Date until the Closing and, with respect to any covenant, agreement or appointment by its terms to be performed in whole or in part after the Closing, for the period specified herein, each Ultimate Seller, each Seller and the Company will comply with all covenants and provisions of this Section, except to the extent the Purchaser otherwise consent in writing.

      5.01 Financial Statements.

      (a) Prior to Closing, the Company and the Sellers shall deliver to the Purchaser true and complete copies of the: (i) Management Accounts, (ii) monthly management accounts for the Company and the Related Entity for each month in 2004 from January 1, 2004 up to and including the most recently completed month prior to the Closing, and (iii) 2003 Financial Statements. The Management Accounts will be prepared in accordance with or reconciled to GAAP, and such management accounts in 2004 will be prepared in accordance with GAAP, and will fairly present the financial condition and results of the pro forma consolidated operations of the Company and the Related Entity as of the respective dates thereof and for the respective period covered thereby.

      (b) Prior to Closing, the Company and the Sellers shall deliver to the
Purchaser: (i) the Company's, the PRC WFOE's and Related Entity's updated projected consolidated statements of operations, balance sheet, shareholders' equity and cash flows for the calendar years 2004 and 2005; and (ii) the Company's, the PRC WFOE's and Related Entity's updated operating budget for calendar year 2004 (by month). Such projections noted in Sections 5.01(b)(i) and
(ii) were prepared based on assumptions which in the Company's determination were reasonable and made in good faith.

                                                                           Final

      5.02 Books and Records; Investigation.

      At any time until the Closing, the Company and the Related Entity shall cause its officers, directors, employees, agents and representatives to (a) provide the Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, directors, employees, agents, accountants, customers and suppliers of the Company and the Related Entity and their Assets and Books and Records, and (b) furnish the Purchaser and such other Persons with all such information and data (including without limitation copies of Material Contracts, Benefit Plans, Constitutions and Records) concerning the business and operations of the Company and the Related Entity as the Purchaser or any of such other Persons may reasonably request in connection with such investigation.

      5.03 Fulfillment of Conditions.

      From the date hereof until the Closing, each Seller, each Ultimate Seller, the Company and the Related Entity will execute and deliver at the Closing each instrument that such Seller or the Company is required to execute and deliver hereunder as a condition to the Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy all other conditions to the obligations of the Purchaser contained in this Agreement and shall not permit the Company to take, or fail to take, any action that could reasonably be expected to result in the non-fulfillment of any such condition. Without limiting the generality of the foregoing, each Seller and the Company shall not take or omit to take any reasonable action, or permit such action or omission if it reasonably can be expected that as a result of such action or omission, any representation or warranty made by the Sellers, the Ultimate Seller or the Company under this Agreement shall not be true and correct in all respects at and as of the Closing Date as if made on that date.

      5.04 Notice and Cure.

      From the Effective Date until the Closing, the Sellers, the Ultimate Seller the Company and the Related Entity shall notify the Purchaser promptly in writing of, and contemporaneously, shall provide true copies of all material information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the Effective Date that causes or shall cause any covenant or agreement of the Sellers, the Company or any Related Entity under this Agreement to be breached or that renders or shall render untrue any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. At any time until the Closing, the Company and the Sellers shall notify the Purchaser promptly in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the Effective Date. No notice given pursuant to this Section
5.04 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the right of the Purchaser to seek indemnity under this Agreement.

      5.05 Conduct of Business in Ordinary Course.

      From the Effective Date until the Closing, the Company and the Related Entity will not, and the Sellers and the Ultimate Seller will cause the Company and the Related Entity not to, take any actions inconsistent with Section 3.22 or which will lead to a Material Adverse Effect occurring. With the exception of the provisions set forth in this Agreement and the transactions contemplated hereby, each of the Company and the Related Entity will carry on (and the Sellers shall cause the Company and the Related Entity to carry on) its business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use efforts

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                                                                           Final

consistent with past practice and policies to preserve intact their respective present business organization, keep available the services of their respective present officers, consultants and employees and preserve their relationships with customers, suppliers and distributors and others having business dealings with them. The Sellers shall cause the officers of the Company and the Related Entity to confer at such times as the Purchaser may reasonably request with representatives of the Purchaser to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company and the Related Entity.

      5.06 Indebtedness.

      From the Effective Date until the Closing Date, without obtaining the prior written consent of the Purchaser (which shall not be unreasonably withheld) none of the Company or any Related Entity will: (a) incur any Indebtedness in excess of US$50,000 in aggregate; (b) cause any existing debt facility to be drawn down in excess of US$50,000 in aggregate.

      5.07 Regulatory and Other Approvals.

      From the Effective Date to the end of the Earnout Period, the Sellers and the Ultimate Seller will, and will cause the Company, the PRC WFOE and the Related Entity to, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers, the Company, the PRC WFOE or any Related Entity to consummate the transactions contemplated hereby and by the Transaction Documents, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request, (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Transaction Documents and (d) execute all documents, papers, forms, authorizations, declarations or oaths required of Sellers, the Company, the PRC WFOE or any Related Entity to consummate the transactions contemplated hereby and by the Transaction Documents. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

      5.08 Tax Returns.

      The Company and the Related Entity will make available to the Purchaser copies of all Tax Returns that have been filed or are filed prior to the Closing Date.

      5.09 Insurance.

      The Company and the Related Entity will maintain in force up to the Closing Date policies of insurance of the same character and coverage as those described in Section 3.20 of the Disclosure Schedule, and the Sellers will promptly notify the Purchaser in writing of any changes in such insurance coverage occurring prior to the Closing Date.

      5.10 No Solicitation.

      The Sellers and the Ultimate Seller will not take, nor will they permit the Company or any

                                                                           Final

Affiliate of the Sellers to take, between the Effective Date and the Closing, at any time during the period set forth in the Employment Agreements, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with the Company or any Related Entity, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company or any Related Entity or
(c) to furnish or cause to be furnished any information with respect to the Company or any Related Entity to any Person (other than as contemplated by Section 5.02) who Sellers, the Company or any Related Entity or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Business Combination with the Company or any Related Entity. If Sellers, the Company or any Related Entity or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Purchaser or any other Person referred to in Section 5.02) any offer, inquiry or informational request referred to above, Sellers will promptly advise such Person, by written notice, of the terms of this
Section 5.10 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

      5.11 Employee Matters.

      (a) Subject to Section 5.11(c) below, effective from the Effective Date until the Closing, except as may be required by Law, the Sellers will refrain, and will cause the Company and the Related Entity to refrain, from directly or indirectly:

            (i) making any representation or promise, oral or written, to any officer, employee or consultant of the Company or any Related Entity concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any existing Benefit Plan;

            (ii) making any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any Related Entity;

            (iii) adopting, entering into, amending, modifying or terminating (partially or completely) any Benefit Plan except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company or any Related Entity reasonably believes to be the least costly is chosen;

            (iv) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment contract or other employee compensation arrangement; or

            (v) entering into, amending, modifying or terminating (partially or completely), any contract that is, or had it been in existence on the date of this Agreement would have been required to be, disclosed to the Purchaser.

            (b) Within 30 days after the Closing, the Sellers shall use their best efforts to cause such employees identified by the Purchaser to enter into the Employment Agreement with the PRC WFOE or such other entity as designated by the Purchaser, in a form mutually agreed by the employees and the Purchaser.

            (c) The Sellers shall be allowed to carry out any of the actions in
Section 5.11(a)(i) to (v) above provided that such action is consistent with the Budget and which will not cause any Material Adverse Effect.

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                                                                           Final

      Prior to the Closing, the Sellers will cause the Company and the Related Entity to administer each Benefit Plan, or cause the same to be administered, in all material respects in accordance with applicable Laws. The Company and the Related Entity will promptly notify Purchaser in writing of each receipt by the Company or any Related Entity, as the case may be, and furnish Purchaser with copies of any notice of investigation or administrative proceeding involving any Benefit Plan. Prior to the Closing, the Sellers will cause the Company and the Related Entity to provide for, or to pay, applicable social and other employee benefits to applicable employees and consultants of the Company and the Related Entity, respectively, in the manner as required by applicable Law.

      5.12 Related Entity.

      (a) The Sellers and the Ultimate Seller shall have caused, prior to Closing, China Sen Chu Rui Investment Holdings Limited, Beijing Yun Xuan Technology Limited and Hang CHEN, who collectively hold 100% equity interests in BJHH prior to the Effective Date, to enter into an equity transfer agreement, with two PRC individuals designated by the Purchaser (the "Equity Transfer Agreement"). Pursuant to the Equity Transfer Agreement, China Sen Chu Rui Investment Holdings Limited, Beijing Yun Xuan Technology Limited and Hang CHEN shall agree to transfer all their equity interests in BJHH to such two PRC individuals designated by the Purchaser at an aggregate price of RMB 10,000,000.

      (b) Prior to the Closing, each of the Sellers shall use their best efforts to take all such actions as necessary to effect the equity transfers as contemplated under the Equity Transfer Agreement, including filing all necessary documents with the Administration of Industry and Commerce of Beijing Municipality.

      5.13 Waiver of Right of First Refusal.

      Each of the Sellers and the Ultimate Seller, by its execution and delivery hereof, irrevocably waives any right of first refusal, co-sale right or other similar right it enjoys with respect to the Shares, including without limitation, such right of first refusal, co-sale right or other similar right as is set forth in the Constitution or any other documents related to their rights as a shareholder of the Company.

      5.14 Taxes.

      Payment by the Purchaser of the Consideration to each Seller and the consummation of the transactions contemplated hereunder will not be subject to any withholding or deduction of Taxes (including without limitation, income tax, capital gains tax, transfer tax and stamp duty) under any applicable Laws. Each Seller specifically instructs the Purchaser to pay the Consideration as contemplated herein without any such withholding or deduction of Taxes and hereby agrees and undertakes to the Purchaser that such Seller will pay any such Taxes in accordance with applicable Law and will indemnify the Purchaser, and hold the Purchaser harmless, against its failure to withhold or deduct Taxes from the Consideration.

      5.15 Dividends.

      Prior to Closing, the Company shall not, and the Sellers and Ultimate Seller shall not permit the Related Entity to, declare or distribute dividends or profits of the Company or Related Entity respectively.

      5.16 Beneficial Ownership of Sellers.

      Each Ultimate Seller and Seller shall, during the Earnout Period, ensure that the beneficial

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                                                                           Final

ownership of each such Seller and such Ultimate Seller, as the case may be, shall remain unchanged unless the Purchaser agrees to such change and unless the assignee, transferee or successor of such beneficial ownership shall have agreed in writing to assume all the obligations of such Ultimate Seller or Seller under this Agreement or if applicable the Transaction Documents and have waived in writing to the satisfaction of the Company and the Purchaser any claims or liability against the Company or the Purchaser.

      5.17 Integration Plan.

      During the Earnout Period, the Company, the PRC WFOE, the Related Entity and the Key Employees shall work with the senior management of present and future subsidiaries and Affiliate of CDC and CMIC, including but not limited to Palmweb Inc., Beijing Newpalm Information Technology Co. Ltd. and Beijing Wisecom Information Technology Co. Ltd in accordance with the terms of the Integration Plan (as defined below).

      5.18 Repayment of Loan.

      Unless otherwise agreed by the Sellers and the Purchaser in writing, on or before the Second Closing Date, the Sellers shall be responsible to return the amount of RMB 5,000,000 to BJHH.

      5.19 Maintenance of Relationship.

      During the Earnout Period, the Sellers and the Ultimate Seller shall assist PRC WFOE or BJHH as appropriate to maintain good relationship with Material Media Partners and Material Non-Media Partners.

      5.20 Amendment of Asset Contract.

      The technical equipment lease agreement dated September 1, 2003 entered into between Unihub Global Services (China) Limited (CHINESE CHARACTER) and BJHH shall have been amended so that BJHH shall be able to purchase the fixed assets therein at a nominal value no greater than RMB 10,000 upon the expiry of the current term of the agreement.

      5.21 Domain Names.

      Within two months after Closing, the domain names of go2joy.com and go2joy.net and such other domain names or URL operating by the Seller or BJHH as of the Effective Date shall be legally and validly owned by the PRC WFOE or such other entities as designated by the Purchaser.

      Section 6. Covenants of the Purchaser.

      6.01 Notice and Cure.

      From and after the Effective Date until the Closing, the Purchaser shall notify the Company in writing of, and contemporaneously, shall provide true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the Effective Date that causes or shall cause any covenant or agreement of the Purchaser under this Agreement to be breached or that renders or shall render untrue any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Purchaser shall notify the Company promptly in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement

                                                                           Final

made by such party in this Agreement, whether occurring or arising before, on or after the Effective Date. No notice given pursuant to this Section 6.01 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the right of the Company or the Sellers to seek indemnity under this Agreement.

      6.02 Fulfillment of Conditions.

      From and after the Effective Date until the Closing, the Purchaser will execute and deliver at the Closing each instrument that the Purchaser is required to execute and deliver as a condition to the Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy all other conditions to the obligations of the Sellers and the Company contained in this Agreement and shall not permit the Company to take, or fail to take, any action that could reasonably be expected to result in the non-fulfillment of any such condition.

      6.03 Regulatory and Other Approvals.

      Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Transaction Documents, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as a designated Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request, (c) cooperate with Sellers as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Seller to consummate the transactions contemplated hereby and by the Transaction Documents and (d) execute all documents, papers, forms, authorizations, declarations or oaths required of Purchaser to consummate the transactions contemplated hereby and by the Transaction Documents. Purchaser will provide prompt notification to a designated Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise a designated Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

      6.04 Guarantee

      Prior to Closing, the Purchaser shall procure that CMIC to issue a guarantee in such form to be mutually agreed by the Purchaser and the Sellers. The major terms of guarantee shall include, among other things, CMIC, or if the shares of CMIC are not successfully listed on the Nasdaq National Market prior to June 30, 2004 CDC, shall guarantee the performance of the Purchaser under Sections 2 and 4 of this Agreement.

      Section 7. Conditions to Obligations of the Purchaser.

      The obligations of the Purchaser under this Agreement are subject to the fulfillment, at or before the Closing of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

      7.01 Representations and Warranties.

      The representations and warranties made by the Sellers, the Company and/or the Related Entity in this Agreement and the Transaction Documents and all facts and statements specified in the Disclosure

                                                                           Final

Schedules shall be true and correct in all material respects in which they are given as of the Closing Date and if specified on any other date, on such date, as though such representation or warranty was made on each of those dates.

      7.02 Performance.

      Each Seller, each Ultimate Seller, the Company and the Related Entity shall have performed and complied with, each agreement, covenant and obligation required by this Agreement and the Transaction Documents to be so performed or complied with by the Company, any Related Entity or any Seller at or before the Closing.

      7.03 Certificates.

      Each of the Company and BJHH shall have delivered to the Purchaser a certificate duly executed by the Chairman of its board of directors, substantially in the form and substance as set forth in Exhibits 7.03(a) and
(b).

      7.04 Consents and Approvals.

      All such consents, approvals and actions of, filings with and notices to any third party, Governmental or Regulatory Authority necessary to permit each Seller, the Company and the Related Entity to perform their respective obligations under this Agreement and each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby as set out in
Exhibit 7.04 attached hereto shall have been duly obtained, made or given, and shall be in full force and effect as at the Closing Date.

      7.05 Opinions of Counsel.

      The Purchaser shall have received the opinion of the Company's and the Sellers' PRC, Hong Kong and British Virgin Islands legal counsel on the Closing Date, in such form to the satisfaction of the Purchaser. In particular, the PRC legal opinion shall opine on the legality of BJHH in conducting its current SMS and IVR businesses and has the capability to conduct multi-media message services under the PRC laws.

      7.06 Key Employees.

      Each of the Key Employees shall have executed an Employment Agreement that contains non-competition, confidentiality, assignment of inventions and non-solicitation provisions in a form to be mutually agreed by the Purchaser and the Key Employees.

      7.07 Board.

      Effective as of the Closing Date, the designees of the Purchaser shall have been elected to the Board and the board of directors of the Related Entity and the current directors as requested in writing by the Purchaser of the Company and the Related Entity shall have resigned; provided that a properly constituted board of directors of the Company and the Related Entity shall be in existence at all times.

      7.08 Legal Action.

      As of the Closing Date, there will not be any actual written threats or any action, proceeding or other application pending before any court or Governmental or Regulatory Authority brought by any Person or Governmental or Regulatory Authority: (i) challenging or seeking to restrain or prohibit

                                                                           Final

the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from any of the Parties or their Affiliates as a result of such transactions; (ii) seeking to prohibit or impose any limitations on the Purchaser's ownership or operation of all or any portion of the Shares or the underlying assets of the Company, or to compel the Purchaser to dispose of or hold separate all or any portion of the Shares, or the Company's business or assets as a result of the transactions contemplated by the Agreement, or to compel the Company to dispose of or hold separate all or any portion of the Subsidiaries and or the Related Entity; or (iii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

      7.09 No Material Adverse Change.

      From the Effective Date to the Closing Date and as at the Closing Date, there shall not have occurred any Material Adverse Effect on the Shares, any of the Assets or Business or Condition of the Company.

      7.10 Share Transfers/Certificates.

      The Purchaser shall have received duly executed transfers of the Shares in its favor, in a registrable form and in accordance with the Company's Constitution representing the Shares, together with share certificates for such Shares and all other consents, approvals and/or documents needed by the Purchaser to register the transfers and obtain ownership of the Shares as the Purchaser may reasonably require.

      7.11 Termination of Rights and Certain Securities.

      Any registration rights, rights of refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of the Company will be terminated, waived or satisfied as of the Closing Date.

      7.12 Closing Documents.

      All closing documentation as set out in Sections 2.03(a) and (b) of this Agreement must be received by the Purchaser.

      7.13 Board Approval of the Company.

      The Board of the Company shall have: (a) approved the execution of the Transaction Documents and the transactions contemplated herein and therein; (b) approved the transfer of the Shares; (c) resolved and directed the transfers of the Shares are registered; and (d) approved the appointment of the representatives of the Board and the resignation of all directors who were on the Board prior to the Closing, but so that a properly constituted board of directors is in existence at all times.

      7.14 Shareholders Approval.

      On or before the Closing Date, the Sellers shall have approved the execution of this Agreement, each Transactional Document and the transactions contemplated herein and therein by both the Company and the Seller.

      7.15 Completion of Due Diligence.

      The Purchaser shall have completed all necessary due diligence investigations to its complete satisfaction which is determined at the Purchaser's sole discretion.

                                                                           Final

      7.16 Third Party Consent.

      The Seller shall deliver all third party consents, as required in any agreements between the Seller and BJHH on the one hand and any third party on the other hand, consenting to the change of control of the Company, the PRC WFOE and BJHH as anticipated by this Agreement and the relevant third parties agreeing not to terminate their respective agreements in a form satisfactory to the Purchaser. Without limiting the foregoing, each of the following Persons shall consent to the change of control of the Company and the Related Entity as anticipated by this Agreement and agreeing not to terminate their respective agreements in a form satisfactory to the Purchaser:

      (i) EMI Group Hong Kong Limited and any other related entities or entities within the group of EMI with whom BJHH has entered into any digital image sourcing contract, ringtone sourcing contract and music broadcasting sourcing contract, including but not limited to the digital image (logo) sourcing contract dated December 19, 2003, the inbound call ringtone sourcing contract dated December 19, 2003, ringtone sourcing contract dated December 19, 2003, and inbound music broadcasting contract dated December 19, 2003.

      7.17 Audited Accounts.

      The delivery to the Purchaser of true and correct copies of each of the 2003 Financial Statements and such statements shall include true and complete copies of the balance sheets of the Company and Related Entity and the related consolidated statements of operations, shareholders' equity and cash flow statements for each such period, together with a true and correct copy of the report on such audited information and all existing management letters from the auditors, with respect to the results of such audits.

      7.18 Pre-closing Audit.

      An audit opinion in accordance with auditing standards generally accepted in the United States which stated that the monthly financial statements of the 4 months period from September 30, 2003 to December 31, 2003 present fairly, in all material respects, the financial position of each of the month of the company, in conformity with accounting principles generally accepted in the United States should be issued. The cost of such verification shall be borne by the Company.

      7.19 Integration Plan.

      The Sellers and the Purchaser shall have mutually agreed a plan documented in writing ("Integration Plan") whereby the Company, the PRC WFOE, the Related Entity and the Key Employees shall work with the senior management of present and future subsidiaries and Affiliate of CDC and CMIC, including but not limited to Palmweb Inc., Beijing Newpalm Information Technology Co. Ltd. and Beijing Wisecom Information Technology Co. Ltd, with an aim to enhance the growth of the Company and to drive synergies among the Company, the PRC WFOE, the Related and the group of CDC and CMIC.

      7.20 Board Approval of CMIC.

      The board of directors of CMIC shall have approved the execution of the Transaction Documents and the transactions contemplated herein and therein.

      Section 8. Conditions to Obligations of the Sellers and the Company.

      The obligations of the Sellers and the Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole

                                                                           Final

or in part by the Sellers, the Company and the Related Entity in their sole discretion):

      8.01 Representations and Warranties.

      Each of the representations and warranties made by the Purchaser and CMIC (or CDC as guarantor in the case where the shares of CMIC are not listed on the Nasdaq National Market prior to June 30, 2004) in this Agreement shall be true and correct in all respects in which they are given on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

      8.02 Performance.

      The Purchaser shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Purchaser at or before the Closing.

      8.03 Consents and Approvals.

      All consents, approvals and actions of, filings with and notices to any third party, Governmental or Regulatory Authority necessary to permit the Purchaser to perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and shall be in full force and effect.

      8.04 Approval of the Purchaser's Board of Directors or Delegated Subcommittee.

      The board of directors of the Purchaser or its delegated subcommittee shall have authorized and approved each of: (i) the terms and conditions of this Agreement and each Transaction Document; and (ii) the execution and performance of this Agreement and each Transaction Document by a duly authorized officer or director of the Purchaser and the transactions contemplated herein and therein.

      8.05 CMIC or CDC as Guarantee

      Prior to Closing, CMIC or CDC if the shares of CMIC are not successfully listed on the Nasdaq National Market prior to June 30, 2004, shall issue a guarantee in such form to be mutually agreed by the Purchaser and the Sellers. The major terms of guarantee shall include, among other things, CMIC or CDC (as the case may be) shall guarantee the performance of the Purchaser under Sections 2 and 4 of this Agreement.

      Section 9 Representations, Warranties, Covenants and Agreements.

      Unless otherwise expressly provided for in this Agreement:

      (a) All representations and warranties and covenants contained in this Agreement, any schedule, exhibit, the Disclosure Schedule or certificate or document delivered pursuant hereto in connection with the transactions contemplated by this Agreement or the Transaction Documents (the "Warranties") shall survive one month following the end of the Earnout Period.

      (b) Each of the Warranties are true and correct in all material respects on and as of the Effective Date and the Closing Date. The representations and warranties and conveants in Sections 3.04A(a), 3.27, 3.28, 5.07, 5.13, 5.14 and
5.16 shall be true and correct as of the date of each Earnout Payment to the extent applicable.

      (c) None of the Warranties are extinguished or affected by any investigation made by or on behalf of a Party into the affairs of another Party. Each Party acknowledges that it has made and

                                                                           Final

given the Warranties with the intention of inducing the other Parties to enter into this Agreement and the Purchaser has entered into this Agreement in full reliance on the Warranties given hereunder.

      Section 10. Indemnification; Limitations on Liabilities

      10.01 Indemnification.

      (a) Each Seller and each Ultimate Seller (each an "Indemnifying Party" and collectively "Indemnifying Parties"), shall jointly and severally indemnify the Company, PRC WFOE and Related Entity, the Purchaser and the Purchaser's and the Company's, PRC WFOE's and Related Entity's officers, directors, shareholders and Affiliates (each an "Indemnified Party" and collectively "Indemnified Parties") in respect of, and hold each of them harmless from and against, any and all Loss or liability suffered, incurred or sustained by any of them, resulting from, arising out of or associated with:

            (i) any material misrepresentation, inaccuracy in or breach of any representation or warranty or the nonfulfillment of, or failure to perform, any covenant or agreement on the part of any Seller or the Company contained in this Agreement or the Transaction Documents;

            (ii) any Tax Claim that relates to an act or omission of the Company or any Subsidiary, or occurrence affecting the Company, the PRC WFOE, any Related Entity or any Subsidiary prior to the Closing Date; or

            (iii) any Loss or liability suffered, incurred or sustained by the Purchaser as a result of the early termination of current exclusive periods in the Material Contracts as set out in items 10, 11 and 12 of
      Section 3.18(d) of the Disclosure Schedule (except where such termination results from an event or events which are not under the control of the Sellers or the Ultimate Seller).

      (b) If any Indemnified Party is entitled to indemnification under this
Section 10.01 for some or a portion of the Loss or liability suffered, incurred or sustained by it but not for the total amount, each Indemnifying Party shall, jointly and severally, indemnify such Indemnified Party for the portion of such Loss or liability as to which the Indemnified Party is so entitled.

      (c) No claim shall be made under Section 10.01 or under any other representation or warranty or covenant or agreement given under this Agreement unless the sum of all liability of all the Sellers thereunder shall exceed US$50,000.

      (d) The total liability of all Sellers and the Ultimate Seller for claims for breach of any representation or warranty or breach of any covenant or agreement hereunder shall not exceed 30% of the Consideration and any set off or deduction for the aforesaid claims shall only be deducted from the Second Installment and the Third Installment (for the avoidance of doubt, the total liability of all Sellers and the Ultimate Seller for claims for breach of any representation or warranty or breach of any covenant or agreement hereunder shall not exceed 100% of the Second Installment and the Third Installment); provided, however, that the limitation on total liability of the relevant Sellers set forth in this Section shall not apply in respect of any Loss arising out of or resulting from (i) fraud committed by any Seller, the Company, the Related Entity prior to the Closing, (ii) any Tax Claim that relates to an act or omission of the Company or any Related Entities or occurrence affecting the Company or any Related Entity prior to the Closing Date.

      Section 11. Termination

      11.01 Termination.

      This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                                                                           Final

      (a) at any time after June 30, 2004 in the event that Closing has not taken place by that date, by either the Purchaser or by Sellers upon written notice to the other; or

      (b) at any time before the Closing, by the Sellers or the Purchaser, in the event (i) of a material breach hereof by any non-terminating party if such non-terminating party fails to cure such breach within ten (10) Business Days following notification thereof by the terminating party or (ii) upon notice to the non-terminating party by the terminating party that the satisfaction of any material condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a material breach hereof by the terminating party (but not otherwise).

      11.02 Effect of Termination.

      If this Agreement is validly terminated pursuant to Section 11.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any Seller or the Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to the indemnifications in
Section 10, expenses in Section 12.02, and confidentiality in Section 12.12 shall continue to apply following any such termination.

      Section 12. Miscellaneous

      12.01 Notices.

      All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and by Fedex or other courier or fax to each party as follows:

        If to the Company, to:
        c/o Beijing He He Technology Company Limited
        Unit A701, Eagle Run Plaza, No. 26 Xiaoyun Road, Chaoyang District Beijing, China, 100016
        Attention: The Board of Directors
        Telephone No.: 8610 8458 0862
        Facsimile No.: 8610 8458 0862

        With a copy to: Leung Chan & Pang Solicitors, Suite 1203, 12th Floor, Wing On House, 71 Des Voeux Road Central, Hong Kong

        If to Easybay Management Inc., to:

        Room 515, Asia Stock Security Mansion, No.19, Xiao Huang Zhuang Road, An Wai Street, Dong Cheng District, Beijing, China, 100013.

        Attention:  Board of Directors
        Telephone No.: 8610 8427 5904
        Facsimile No.: 8610 8427 3836

        With a copy to: Leung Chan & Pang Solicitors, Suite 1203, 12th Floor, Wing On House, 71 Des Voeux Road Central, Hong Kong

        If to Jane Jin, to

        Room 518, Asia Stock Security Mansion, No.19, Xiao Huang Zhuang Road, An Wai Street, Dong Cheng District, Beijing, China.

                                                                           Final

        Telephone No.:  8610 8427 5904

        With a copy to: Leung Chan & Pang Solicitors, Suite 1203, 12th Floor, Wing On House, 71 Des Voeux Road Central, Hong Kong

        If to Chen Hang, to:
        F5-202,JiuTai Fazenda, Chang Ping District, Beijing, China, 102209.

        Telephone No.: 8610 8458 0859, 8610 8458 5862 Ext101
        Facsimile No.: 8610 8458 0857

        With a copy to: Leung Chan & Pang Solicitors, Suite 1203, 12th Floor, Wing On House, 71 Des Voeux Road Central, Hong Kong

        If to Lu Dong, to:
        Room 916, CTS (HongKong) Building, No.338,Guang An Men Nei Street, Xuan Wu District, Beijing, China, 100053
        Telephone No.: 8610 8355 2616
        Facsimile No.: 8610 8355 2218

        With a copy to: Leung Chan & Pang Solicitors, Suite 1203, 12th Floor, Wing On House, 71 Des Voeux Road Central, Hong Kong

        If to Beijing He He Technology Company Limited, to

        Unit A701, Eagle Run Plaza, No. 26 Xiaoyun Road, Chaoyang District Beijing, China, 100016
        Attention:  The Board of Directors
        Telephone No.: (8610) 8458 0862
        Facsimile No.: (8610) 8458 0862

        With a copy to: Leung Chan & Pang Solicitors, Suite 1203, 12th Floor, Wing On House, 71 Des Voeux Road Central, Hong Kong

        If to the Purchaser or CMIC, to:
        c/o chinadotcom corporation
        34/F Citicorp Centre
        18 Whitfield Road
        Causeway Bay, Hong Kong
        Attention: Company Secretary
        Telephone No.: (852) 2893-8200
        Facsimile No.: (852) 2237-7227

      All such notices, requests, demands, consents, instructions or other communications shall be effective: (a) when sent by Fedex or other overnight service of recognized standing, on the second business day following the deposit with such service; and (b) when faxed, upon confirmation of receipt regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

      12.02 Expenses.

      Each of Sellers (and not the Company) shall pay for each of their costs and expenses relating to

                                                                           Final

the negotiation, execution and closing of this Agreement and the Transaction Documents and the transactions contemplated hereby. Notwithstanding the foregoing, Sellers shall pay the costs and expenses of the Purchaser, incurred in connection with the negotiation, execution and closing of this Agreement and the Transaction Documents and the transactions contemplated, hereby and thereby, US$40,000 and the amount of US$40,000 shall be deducted from the First Installment. If Closing does not take place, the amount of US$40,000 shall be solely responsible by the Purchaser or CMIC.

      12.03 Public Announcements.

      Subject to the subsequent sentences, at all times at or before the Closing, each Seller, the Company and the Purchaser shall not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company or any Related Entity provides services or with whom the Company or any Related Entity otherwise has significant business relationships with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby without the consent of the other parties, which consent shall not be unreasonably withheld. If any party proposes to make any such disclosure, such disclosing party will deliver a copy of the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other non-disclosing parties (provided that if the Sellers are the non-disclosing parties that the Sellers designate one point of contact) concerning the nature and scope of the information disclosing party proposes to disclose. Any disclosures in respect of this Agreement and the Transaction Documents and the transactions contemplated, hereby and thereby, made by the Purchaser in its regulatory filings, shall not be subject to the provisions of this Section 12.03.

      12.04 Waiver.

      Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

      12.05 Amendment.

      This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      12.06 No Third Party Beneficiary.

      The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 10.

      12.07 Assignment; Binding Effect.

      Subject always to the subsequent sentence, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law and except where the Purchaser transfers or assigns this Agreement or its rights and obligations under this Agreement to its subsidiary or affiliated company or to an entity within the group of chinadotcom corporation. At any time after the execution of this Agreement, the Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Section 10) provided that, each such assignee agrees in writing to be bound by all of the terms, conditions

                                                                           Final

and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      12.08 Invalid Provisions.

      If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (c) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      12.09 Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, SAR without giving effect to the conflicts of laws principles thereof.. Each of the Sellers and Ultimate Seller hereby irrevocably authorizes and appoints Leung Chan & Pang Solicitors, Suite 1203, 12th Floor, Wing On House, 71 Des Voeux Road Central, Hong Kong (or such other person being resident of or incorporated in Hong Kong as it may by notice to the other parties substitute) to accept service of all legal process arising out of or in connection with this Agreement and service on Leung Chan & Pang Solicitors (or such substitute) shall be deemed to be service on the Sellers and the Ultimate Seller respectively.

      12.10 Arbitration

      (a) Any dispute, controversy or claim arising out of or relating to this Agreement shall be resolved at the first instance through consultation between the highest ranking corporate officers of the relevant Parties. Such consultation shall begin immediately after one Party has delivered to the other Parties a written request for such consultation. If, within thirty (30) days following the date on which such notice is given, the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party to the dispute with notice to the other Parties.

      (b) Any dispute, controversy or claim arising out of or relating to this contract, or the breach termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this clause.

      (c) The appointing authority shall be Hong Kong International Arbitration Centre.

      (d) The place of arbitration shall be in Hong Kong at Hong Kong International Arbitration Centre (HKIAC).

      (e) There shall be only one arbitrator.

      (f) The arbitration proceedings shall be conducted in English and Chinese.

      (g) Each Party to an arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

      (h) The award of the arbitration tribunal shall be final and binding upon the disputing

                                                                           Final

Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

      (i) Any Party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

      12.11 Counterparts.

      This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      12.12 Confidentiality.

      Each party hereto will hold, and will use its reasonable endeavors to cause its Affiliates to hold, in strict confidence from any Person (other than any such Affiliate, unless: (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law; or (ii) disclosed in any action, suit, proceeding, inquiry, investigation either before or brought by Governmental or Regulatory Authority or otherwise, brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party in connection with this Agreement or the transactions contemplated hereby, including, without limitation, the terms and conditions of this Agreement except to the extent that such documents or information can be shown to have been: (a) previously known by the party receiving such documents or information; (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party; or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto shall, and shall cause its Affiliates to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information.

      12.13 Exercise of Rights.

      A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The rights, powers and remedies provided in this Agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this Agreement.

      12.14 Rule of Construction.

      As each of the parties has reviewed this Agreement and has had the opportunity to make revisions, the parties agree that any rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not apply in the interpretation of this Agreement or any of the Transaction Documents.

      12.15 Further Assurances.

      Each party agrees, at its own expense, on the request of any other party, to do everything

                                                                           Final

reasonably necessary to give effect to this Agreement and the transactions contemplated by it (including, without limitation, the execution of documents) and to use all reasonable endeavours to cause relevant third parties to do likewise.

                                                                           Final

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto, and shall be effective as of the date first above written

Group Team Investments Limited

By: /s/Chen Hang
    -------------------------
    Name: Chen Hang
    Title: Director

Beijing He He Technology Company Limited (CHINESE CHARACTERS)

By: /s/JianMing Yu
    -------------------------
    Name: JianMing Yu
    Title: Director

Easybay Management Inc.

By: /s/JianMing Yu
    -------------------------
    Name: JianMing Yu
    Title: Director

Lu Dong

By: /s/Lu Dong
    -------------------------

Chen Hang

By: /s/Chen Hang
    -------------------------

Jane Jin

By: /s/Jane Jin
    -------------------------

                                                                           Final

CDC International Mobile Limited

By: /s/Daniel Widdicombe
    -------------------------
    Name: Daniel Widdicombe, Director , Babington Services Limited
    Title: Corporate Director

With respect only to Section 4 and Section 6.04 of this Agreement chinadotcom mobile interactive Corporation

By: /s/Rudy Chan
    -------------------------
    Name:  Rudy Chan
    Title:    CEO

                                                                           Final

                                                                      Schedule A

                      SHARE OWNERSHIP INTERESTS OF SELLERS

Shareholder Name               Number of Shares        Percentage
----------------               ----------------        ----------
Easybay                               675                   45%
Lu Dong (CHINESE CHARACTER)           675                   45%
Chen Hang                             150                   10%

               TOTAL                 1500                  100%

                                                                           Final

                                 Exhibit 7.03(a)

                           Certificate of the Company.

The undersigned, in his capacity as the Chairman of Group Team Investments Limited (the "Company"), and in accordance with Section 7.03 of the Share Purchase Agreement (the "Agreement") dated as of [ __], 200[], by and between the Company, [insert name of other parties], and the Sellers identified therein, hereby certifies that (all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement):

1. the Certificate of Incorporation, dated January 8, 2004, is valid and effective and has not been revoked or cancelled by any relevant authority in British Virgin Islands as of the date hereof;

2. the authorized capital of the Company is US$50,000, divided into 50,000 shares of US$[1] each ("Shares"), among which 1,500 Shares are issued and outstanding. All issued Shares are validly issued, fully paid and non-assessable;

3. the representations and warranties of the Company contained in the Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" are true and correct in all material respects when made and have been true and correct in all material respects as of hereof with the same force and effect as if made as of the date hereof and (ii) that are qualified by "materiality" or "Material Adverse Effect" are true and correct when made and have been true and correct as of the date hereof, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties have been true and correct as of that date, in each case, with the same force and effect as if made as of the date hereof, other than such representations and warranties as are made as of another date; and

4 the covenants and agreements contained in the Agreement to be complied with by the Company on or before the date hereof have been complied with.

Dated: [], 200[]

                                                         _____________________

                                                                           Final

                                 Exhibit 7.03(b)

             Certificate of Beijing He He Technology Company Limited

The undersigned, in his capacity as the Chairman and the Legal Representative of Beijing He He Technology Company Limited

(the "Company"), hereby certifies that, as of the date hereof:

1. the Business License of the Company issued by the Administration of Industry and Commerce of Beijing Municipality (the "Beijing AIC"), dated [], 200[], is valid and effective and has not been revoked or cancelled by the AIC;

2. the Internet content provider services license (the "ICP License") of the Company issued by the Telecommunications Administrative Bureau of [] Municipality (the "[] TAB"), dated [], 200[], is valid and effective and has not been revoked or cancelled by the [] TAB, and the Company has completed the annual inspection process in respect of its ICP License for the year 200[3];

3.    the registered capital of the Company has been paid in full;

4. the representations and warranties of the Company contained in the Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" are true and correct in all material respects when made and have been true and correct in all material respects as of hereof with the same force and effect as if made as of the date hereof and (ii) that are qualified by "materiality" or "Material Adverse Effect" are true and correct when made and have been true and correct as of the date hereof, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties have been true and correct as of that date, in each case, with the same force and effect as if made as of the date hereof, other than such representations and warranties as are made as of another date; and

5. the covenants and agreements contained in the Agreement to be complied with by the Company on or before the date hereof have been complied with.

Dated: [], 200[]

                                                         _____________________

                                                                           Final

                                  Exhibit 7.04

                             Governmental Approvals

                                       Nil